AMENDED AND RESTATED SERIES LIMITED LIABILITY COMPANY AGREEMENT

of

ONEDOOR STUDIOS ENTERTAINMENT PROPERTIES LLC

dated as of

January 6, 2022

THE UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT OR ANY SERIES AGREEMENT OF ITS SERIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

SERIES LIMITED LIABILITY COMPANY AGREEMENT

of

ONEDOOR STUDIOS ENTERTAINMENT PROPERTIES LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is dated as of the 6th day of January 2023 (“Effective Date”), by and among (i) OneDoor Studios Entertainment Properties LLC, a Delaware limited liability company (“Company”), (ii) One Door Studios LLC, a Utah limited liability company (“Manager”), and (iii) certain other Persons from time to time that become Members or Series Members (in each case as defined below) in accordance with the terms hereof (each of the foregoing a “Party” and collectively the “Parties”). This Agreement was amended by the Manager pursuant to Section 13.1 and supersedes and replaces the original limited liability company agreement of the Company dated March 18, 2022.

RECITALS

WHEREAS, the parties hereto desire to form a series limited liability company pursuant to the Delaware Limited Liability Company Act by having filed a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on December 21, 2021 and entering into this Agreement;

WHEREAS, it is intended by the parties hereto that the Company establish separate Series and that the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the Company will be enforceable against the assets of such Series only, and not against the assets of the Company generally or any other Series thereof, and not of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series thereof shall be enforceable against the assets of such Series; and

NOW THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

GENERAL PROVISIONS

Section 1.1Name. The name of this limited liability company is OneDoor Studios Entertainment Properties LLC. The business of the Company and its Series may be conducted under any other name or names, as determined by the Manager.

Section 1.2Effect of the Act. The full and complete provisions of the Act are incorporated herein by reference. As contemplated by the Act, except as otherwise provided for in this Agreement, the business and internal affairs of the Company and its Series, including the rights and duties of the Members, Series Members, and Manager, will be governed by the Act as in effect on the Effective Date of this Agreement and as may be amended thereafter from time to time.

Section 1.3Definitions. The following terms have the following meanings herein, unless otherwise clearly indicated to the contrary, or as otherwise defined in a Series Agreement with respect to an applicable Series.

“Abandonment Costs” means all fees, costs, and expenses incurred in connection with any Asset proposals or development pursued by the Company, the Manager, or a Series that do not proceed to completion.

“Acquisition Expenses” means, in respect of a Series, the following fees, costs, and expenses allocable to such Series (or such Series’ pro rata share of any such fees, costs, and expenses allocable to the Company) and incurred in connection with the evaluation, discovery, investigation, development, acquisition, or disposition of an Asset, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, registration fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest, transportation costs, travel and lodging for inspection purposes, technology costs, photography and videography expenses, and any blue sky filings required in order for the Units of such Series to be made available to Profits Members in certain states, and similar costs and expenses incurred in connection with the evaluation, discovery, investigation, development, acquisition, or disposition of any Assets.

“Act” means the Delaware Limited Liability Company Act (Title 6, Chapter 18 of the Delaware Code), as may be amended from time to time, and any successor thereto.

“Adjusted Capital Account” means the Capital Account of a Member or Series Member reduced by any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) and increased by any amounts that such Member or Series Member is obligated by law or the terms of this Agreement to restore.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under direct or indirect common control with such Person. As used in this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, by agreement, or otherwise.

“Affiliate Transactions” has the meaning set forth in Section 6.7 of this Agreement.

“Aggregate Ownership Limit” means, in respect of an issuance of Units hereunder, not more than ten percent (10%) of the aggregate Outstanding Units of a Series, and in respect of a Transfer, not more than Nineteen and 99/100 percent (19.99%) of the aggregate Outstanding Units of a Series, or in both cases, such other percentage set forth in the applicable Series Designation or Series Agreement or as determined by the Manager in its sole discretion and as may be waived by the Manager in its sole discretion.

“Agreement” has the meaning set forth in the preamble hereto.

“Asset Management Fee” has the meaning set forth in Section 6.4(b) of this Agreement.

“Assets” means, at any particular time, all assets, properties (whether tangible or intangible, and whether real, personal, or mixed) and rights of any type contributed to or acquired by a particular Series and owned or held by or for the account of such Series, whether owned or held by or for the account of such Series as of the date of the designation or establishment thereof or thereafter contributed to or acquired by such Series.

“Broker” means any Person who has been appointed on behalf of the Company or its Series (as the Manager may select in its sole discretion) and specified in any Series Designation or Offering Document to provide execution and other services relating to an offering of Units by the Company or its Series, or its successors from time to time, or any other broker in connection therewith.

“Brokerage Fee” means any fee payable to a Broker for the purchase by any Person of Unit(s) in an offering by the Company or a Series equal to an amount agreed between the Manager and the Broker from time to time.

“business day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in the State of Delaware are authorized or required to close.

“Capital Account” has the meaning set forth in Section 7.1 of this Agreement.

“Capital Contribution” means, with respect to any Member or Series Member, the amount of cash and the initial value, as determined by the Manager, of any other property contributed or deemed contributed to the capital of the Company or a Series by or on behalf of such Member or Series Member, reduced by the amount of any liability assumed by Company or such Series relating to such property and any liability to which such property is subject.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware, as amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto.

“Company” has the meaning set forth in the preamble hereto.

“Company Management Fee” has the meaning set forth in Section 6.4(b) of this Agreement.

“Company Unit” has the meaning set forth in Section 4.3(a)(i) of this Agreement.

“Confidential Information” has the meaning set forth in Section 10.4 of this Agreement.

“Conversion” has the meaning set forth in Section 14.6 of this Agreement.

“Covered Person” means the Manager, Member(s), Voting Member(s), each of the foregoing Person’s Affiliates, any officers, directors, managers, members, employees, shareholders, partners, agents, and consultants of any of the foregoing, in such Person’s capacity as such, if serving at the request of the Manager.

“Dispute” has the meaning set forth in Section 14.8(b) of this Agreement.

“Distributable Cash” means net proceeds of the Company or a particular Series, as applicable, minus, if and as applicable, any Management Fee, Asset Management Fee, Sourcing Fee, Operating Expenses, any amounts paid or payable to, or reserved by, the Manager in accordance with Section 6.4, and the Unpaid Yield, as applicable; provided, however, that if “Distributable Cash" is otherwise defined in any Series Agreement with respect to a particular Series, the definition in the Series Agreement shall control.

“Distribution” means cash paid to Member(s), Voting Members, or Profits Members on account of their Units in the Company or a Series, in accordance with this Agreement and any applicable Series Agreement.

“Drag-Along Member” has the meaning set forth in Section 9.7(a) of this Agreement.

“Drag-Along Notice” has the meaning set forth in Section 9.7(b) of this Agreement.

“Drag-Along Right” has the meaning set forth in Section 9.7(a) of this Agreement.

“Drag-Along Sale” has the meaning set forth in Section 9.7(a) of this Agreement.

“Effective Date” has the meaning set forth in the preamble hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” has the meaning set forth in Section 6.5(a) of this Agreement.

“Fair Market Value” means, with respect to any Units or other property, an amount determined by the Manager in good faith using its reasonable business judgment to be the fair market value of those Units or property based upon the relevant facts and circumstances existing at the applicable time of determination. For the avoidance of doubt, the determination of Fair Market Value may be based on (among other things) the amounts that would be distributable in respect of such Units under the terms of this Agreement, and any adjustments necessary to reflect the portion of any Distributions that were previously made in respect of such Units, and the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for the Units in an arms’ length transaction, with any applicable discounts for illiquidity, lack of control, or non-transferability.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year, or such other fiscal year as determined by the Manager.

“Indemnified Person” means (a) any Person who is or was an Officer of the Company or a Series, (b) any Person who is or was a Manager, together with its officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents, representatives, or independent contractors, (c) any Person who is or was serving at the request of the Company or its Series as an officer, director, member, manager, partner, fiduciary, or trustee of another Person; provided, that, except to the extent otherwise set forth in a written agreement between such Person and the Company or a Series, a Person shall not be an Indemnified Person by reason of providing, on a fee for services basis, trustee, fiduciary, administrative, or custodial services, and (d) any Person the Manager designates as an “Indemnified Person” for purposes of this Agreement.

“Initial Capital Contribution” has the meaning set forth in Section 4.2(a) of this Agreement.

“Initial Public Offering” means an initial public offering and sale of the equity securities of the Company or its Series pursuant to an effective registration statement filed with the SEC under the Securities Act or any other registration (or similar filing) with any internationally recognized stock exchange of the Company.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Joinder” means a Joinder Agreement in substantially the form attached hereto as Exhibit A.

“Liabilities” means all debts, liabilities, expenses, costs, charges, obligations, and reserves incurred by, contracted for, or otherwise existing.

“Liquidator” means one or more Persons selected by the Manager to perform the functions described in Section 12.2 as liquidating trustee of the Company or a Series, as applicable, within the meaning of the Act.

“Majority Approval” has the meaning set forth in Section 4.7 of this Agreement.

“Manager” means, as the context requires, the manager of the Company set forth in the preamble hereto or as otherwise determined in accordance with this Agreement.

“Member” means, as of any date of determination, any owner of one (1) or more Company Unit(s) as reflected on Company’s books and records, subject to the requirements set forth herein for admission as a Member of the Company.

“Membership Unit” has the meaning set forth in Section 4.3(a)(ii) of this Agreement.

“National Securities Exchange” means an exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Exchange Act.

“Offer” has the meaning set forth in Section 9.7(a) of this Agreement.

“Offered Units” has the meaning set forth in Section 9.5(a) of this Agreement.

“Offering Document” means, with respect to any Series or the Units of any Series, the prospectus, offering memorandum, offering circular, private placement memorandum, or other offering documents related to the offering of such Units, in the form approved by the Manager.

“Offeror” has the meaning set forth in Section 9.7(a) of this Agreement.

“Officers” has the meaning set forth in Section 6.1(i) of this Agreement.

“Operating Account” has the meaning set forth in Section 7.2 of this Agreement.

“Operating Expenses” means in respect of each Series, all fees, costs, and expenses allocable to such Series or such Series’ pro rata share of any such fees, costs, and expenses allocable to the Company, including, without limitation, the following:

(i)any and all fees, costs, and expenses incurred in connection with the management of an Asset, including import taxes, income taxes, annual registration fees, transportation, storage, marketing, security, maintenance, refurbishment, perfection of title, and utilization of the Asset;

(ii)any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager, in connection with the Series;

(iii)any withholding or transfer taxes imposed on the Company or a Series or any of the Series Members as a result of its or their earnings, investments, or withdrawals;

(iv) any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements;

(v) any other taxes applicable to such Series or on account of its operations or ownership;

(vi)any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series, or in connection with the affairs of the Company or a Series;

(vii)the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series;

(viii)fees incurred in connection with the maintenance of bank or custodian accounts;

(ix)all custodial fees, costs, and expenses in connection with the holding of an Asset or Units;

(x)any fees, costs and expenses incurred in connection with formation of the Company or the Series and the offering and issuance of Units of the Series, consisting of legal, accounting, escrow and compliance costs related to a specific offering

(xi)any fees, costs, and expenses of a third party registrar and transfer agent appointed by the Manager in connection with a Series;

(xii) fees, costs, and expenses incurred in connection with making any tax filings on behalf of each Series;

(xiii) fees related to or associated with the development, licensing, operation, utilization, or otherwise related to the Platform;

(xiv)the cost of audit of the Company’s financial statements and the preparation of its tax returns and circulation of reports to Profits Members as may be required hereunder or under any applicable Series Agreement;

(xv)any indemnification payments to be made pursuant to Section 6.5;

(xvi)the fees and expenses of the Company’s or a Series’ counsel in connection with advice directly relating to the Company’s or a Series’ legal affairs;

(xvii)the costs of any outside appraisers, valuation firms, accountants, attorneys, or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and

(xviii)any similar expenses that may be determined by the Manager in its sole discretion to be Operating Expenses.

“Option Event” means any of the following events: (i) the long-term incapacity of a Series Member or a natural person that controls a Series Member that is an association, partnership, or other entity; (ii) expulsion or dissociation of a Series Member pursuant to the Act; (iii) the inability or refusal of a Series Member to pay his/her/its debts generally as they become due; (iv) any assignment of Units by a Series Member for the benefit of the Series Member’s creditors in violation of the terms of this Agreement or applicable Series Agreement; (v) the filing by a Series Member of a voluntary petition in bankruptcy or similar insolvency proceedings; (vi) the irrevocable dissolution or termination of a Series Member who is an association, partnership, or other entity; provided, however, the foregoing does not include the domestication of any entity that is a Series Member or the conversion of such entity to another entity type, or (vii) the filing against a Series Member of an involuntary petition in bankruptcy or similar insolvency proceeding that is not dismissed within sixty (60) days.

“Option Member” has the meaning set forth in Section 9.2(a) of this Agreement.

“Outstanding” means all Units (or Units of a particular Unit Class or with respect to a particular Series) that are issued by the Company or its Series, as applicable, and reflected as outstanding on its books and records as of the date of determination.

“Party” or “Parties” has the meaning set forth in the preamble hereto.

“Permitted Transfers” means, subject to approval of the Manager, (i) a Transfer by a Member to another Member and (ii) any other Transfer properly completed through the Platform.

“Person” means an individual, corporation, firm, partnership, joint venture, association, limited liability company, estate, trust, business association, organization, unincorporated entity, governmental entity, or other entity.

“Platform” means a web-based investment platform through which the Company presents details regarding any offering of its Units or provides Members or potential Members with information and subscription and qualification documents related thereto, as may be developed or implemented by or on behalf of the Company or a Series from time to time, and any successor or alternative platform made available by the Company for such foregoing purposes, in the sole and absolute discretion of the Manager.

“Preferred Return” means, with respect to each Series and each Profits Member of such Series, as of any date of determination, a percentage as set forth in such Series Agreement or in the applicable Profits Member’s Subscription Agreement with respect to such Profits Units, of the Capital Contribution of such Profits Member allocable to such Series.

“Procedure” has the meaning set forth in Section 14.8(b) of this Agreement.

“Proceeding” means any action, claim, suit, investigation, or arbitration or proceeding involving the Company’s activities, whether at law or in equity, and whether by or before any court, arbitrator, governmental body, or other administrative, regulatory, or other agency or commission.

“Profit” or “Loss” means the income or loss of the Company or a Series, as applicable, as determined under the capital accounting rules of Regulations Section 1.704-1(b)(2)(iv) for purposes of adjusting the Capital Accounts of Member(s) or Series Members, as applicable, including, without limitation, the provisions of Sections 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4) of those Regulations relating to the computation of items of income, gain, deduction, and loss.

“Profits Member” means, as of any date of determination, any owner of one (1) or more Profits Unit(s) of a particular Series as reflected on Company’s or such Series’ books and records, subject to the requirements set forth herein for admission as a Series Member of such Series.

“Profits Unit” has the meaning set forth in Section 4.3(a)(iii) of this Agreement.

“Proposed Transferee” has the meaning set forth in Section 9.5(a) of this Agreement.

“Redemption Notice” has the meaning set forth in Section 9.2(b) of this Agreement.

“Redemption Option” has the meaning set forth in Section 9.2(b) of this Agreement.

“Regulations” means the applicable provisions of the income tax regulations, including temporary regulations, promulgated under the Code.

“Reserves” means for each Series the funds set aside and held by such Series or any Series Subsidiary in amounts determined by the Manager, to cover the payment of all current or future expenses, liabilities and obligations of such Series or any of its Series Subsidiaries (whether for expense items, capital expenditures, improvements, retirement of indebtedness, operations, or otherwise, and including any fees payable by the Company under this Agreement or the relevant Series Agreement) and contingencies, known or unknown, liquidated or unliquidated, including liabilities that may be incurred in litigation and Expenses pursuant to the indemnification provisions of this Agreement.

“ROFR Notice” has the meaning set forth in Section 9.5(a) of this Agreement.

“ROFR Party” has the meaning set forth in Section 9.5(b) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Member” has the meaning set forth in Section 9.7(a) of this Agreement.

“Selling Member’s Offered Units” has the meaning set forth in Section 9.7(a) of this Agreement.

“Selling Party” has the meaning set forth in Section 9.5(a) of this Agreement.

“Series” has the meaning set forth in Section 3.1 of this Agreement.

“Series Account” has the meaning set forth in Section 7.2 of this Agreement.

“Series Agreement” means a separate, abbreviated limited liability company agreement of a Series, to be executed by the Manager and adopted by the Series Members either by execution, Joinder or otherwise.

“Series Designation” has the meaning set forth in Section 3.1 of this Agreement.

“Series Member” means, as of any date of determination, any owner of one (1) or more Membership Unit(s) or Profits Unit(s) of a particular Series as reflected on Company’s or such Series’ books and records, subject to the requirements set forth herein for admission as a Series Member of such Series, and includes, without limitation, Voting Members and Profits Members.

“Series Subsidiary” means any single purpose limited liability company formed by the Manager to take title to individual Assets.

“Service Fee” has the meaning set forth in Section 6.4(a) of this Agreement.

“Sourcing Fee” means any sourcing fee paid or payable as consideration for assisting in the sourcing of Asset(s), to the extent not waived by the Manager in its sole discretion.

“Spousal Consent” has the meaning set forth in Section 14.13 of this Agreement.

“Subscription Agreement” means a subscription agreement, investment agreement, award agreement, or other documentation evidencing or describing the Company’s or its Series’ issuance of Unit(s) to a Person.

“Successor” has the meaning set forth in Section 14.6 of this Agreement.

“Tax Matters Member” has the meaning set forth in Section 8.2 of this Agreement.

“Transfer” or “Transferred” means and includes a sale, transfer, assignment, gift, donation, exchange, conveyance, conversion, pledge, hypothecation, subjection to a security interest, encumbrance, or other disposition of legal or equitable rights associated with a Unit, whether voluntarily, involuntarily, by operation of law, and whether in whole or in part.

“Unit” means an interest representing a fractional part of the aggregate interests in the Profits, Losses, and Distributions of the Company or its Series and includes, as of the Effective Date, Company Unit(s) with respect to the Company and Membership Unit(s) and Profits Unit(s) with respect to its Series; provided, however, each holder of any Unit Class that is a Member or Series Member has the relative rights, powers, duties, and obligations specified with respect to such Unit Class in this Agreement or in any applicable Series Agreement or in such other authorization adopted by the Manager from time to time in accordance herewith attributable to such Unit Class.

“Unit Class” has the meaning set forth in Section 4.3(a) of this Agreement.

“Unpaid Yield” means, with respect to each Series and each Profits Member of such Series, as of any date of determination, the aggregate Preferred Return earned by such Profits Member on the Capital Contributions made by such Profits Member attributable to such Series minus the total amount previously distributed to that Profits Member of such Series with respect to such Capital Contribution pursuant to this Agreement.

“Voting Member” means, as of any date of determination, any owner of one (1) or more Membership Unit(s) of a particular Series as reflected on such Series’ books and records, subject to the requirements set forth herein for admission as a Series Member of such Series.

Section 1.4Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement includes the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs include the plural and vice versa; (b) references to paragraphs, Articles, and Sections refer to paragraphs, Articles, and Sections of this Agreement; (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation; (d) the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; (e) “or” has the inclusive meaning represented by the phrase “and/or”; (f) references to agreements and other documents include all subsequent amendments and other modifications thereto; (g) references to any Person includes all predecessors of such Person, as well as all permitted successors, assigns, executors, heirs, legal representatives, and administrators of such Person; and (h) any reference to any statute or regulation includes any implementing legislation and any rules made under that legislation, statute, or statutory provision, whether before, on, or after the Effective Date, as well as any amendments, restatements, or modifications thereof, as well as all statutory and regulatory provisions consolidating or replacing the statute or regulation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting this instrument or causing any instrument to be drafted.

ARTICLE II

ORGANIZATION

Section 2.1Formation. The Company has been formed as a series limited liability company pursuant to Section 18-215 of the Act. Except as expressly provided to the contrary in this Agreement or an applicable Series Agreement with respect to a Series, the rights, duties, liabilities, and obligations of the Member(s) and Series Members and the administration, dissolution, and termination of the Company and each Series shall be governed by the Act.

Section 2.2Not a Partnership under the Act. The Member(s) and Series Members have not, and expressly do not, intend to form a partnership under the Act. The Member(s), Series Members, or assignee(s) of Unit(s), do not intend to be partners to one another, or partners to any third party. To the extent any Member, Series Member, or assignee of Unit(s), by work or action, represents to another Person that any Member, Series Member, or assignee of Unit(s), is a partner or that the Company or any of its Series is a partnership, the Person making such wrongful representation is liable to any other Member or Series Member who incurs personal liability by reason of such wrongful representation.

Section 2.3Principal Office and Registered Agent. The Company may locate its principal place of business at any place or places as the Manager may from time to time deem advisable. The Manager is authorized to execute and file on behalf of the Company and any Series all necessary or appropriate documentation required to establish a Series or transact or continue to transact business within any state in which the nature of the activities or property ownership requires qualification. The registered agent and office of the Company for service of process within the State of Delaware is that statutory agent as set forth in the Company’s Certificate of Formation or other appointment of agent filed with the Delaware Secretary of State, as may be amended by the Manager in its sole discretion from time to time.

Section 2.4Purpose. The purpose of the Company and, unless otherwise provided in the applicable Series Designation or Series Agreement, each Series, is to (a) promote, conduct, or engage in, directly or indirectly, any business, purpose, or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Act, (b) acquire, develop, create, produce, hold, or monetize interests in Assets that are within the objectives of a particular Series, and exercise all of the rights and powers conferred upon the Company and each Series with respect to such Assets, and (c) conduct any and all activities necessary, appropriate, advisable, convenient, related, or incidental to the foregoing purposes.

Section 2.5Powers. The Company, each Series, and, subject to the terms of this Agreement and any applicable Series Agreement, the Manager are empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in Section 2.4.

Section 2.6Term. The term of the Company commenced on the day on which the Certificate of Formation was filed with the Delaware Secretary of State pursuant to the provisions of the Act. The existence of each Series shall commence upon the effective date of the Series Designation establishing such Series, as provided in Section 3.1. The term of the Company and each Series shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of Article XII.

Section 2.7Title to Assets. Title to any Assets, whether real, personal, or mixed and whether tangible or intangible, shall be deemed to be owned by the Series actually owning such Assets, and no Member or Series Member, individually or collectively, will have any ownership interest in such Assets or any portion thereof by virtue of their ownership of Units. Title to any or all of the Assets of a Series may be held in the name of the relevant Series or one or more nominees or Series Subsidiaries, as the Manager may determine. All Assets allocable to a Series shall be recorded by the Manager as the property of the applicable Series in the books and records maintained for such Series, irrespective of the name in which record title to the Assets is actually held.

Section 2.8Certificate of Formation. The Certificate of Formation has been filed with the Delaware Secretary of State, such filing being hereby confirmed, ratified, and approved in all respects. The Manager will use reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification, and operation of a series limited liability company in the State of Delaware or any other state in which the Company or any Series is required to register. To the extent that the Manager determines such action to be necessary or appropriate, the Manager will, or will direct the appropriate Officers or agents to, file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a series limited liability company under the Act or the laws of any other state in which the Company or any Series is required to register or qualify to do business, and if an Officer or other Person is so directed, such Officer or Person shall be an “authorized person” of the Company and, unless otherwise provided in a Series Designation, each Series, within the meaning of the Act for purposes of filing any such certificate with the Delaware Secretary of State. The Company is not required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document, any Series Designation, or any amendment to any of the foregoing to any Member or Series Member.

ARTICLE III

SERIES OF THE COMPANY

Section 3.1Establishment of Series. Subject to the provisions of this Agreement, the Manager may, at any time and from time to time, by a written action or actions (each a “Series Designation”), establish one (1) or more series of the Company as provided in Section 18-215 of the Act, including one (1) or more registered series as provided in Section 18-218 of the Act (each a “Series”). The Series Designation establishing a Series shall relate solely to the Series established thereby and shall not be construed (a) to affect the terms and conditions of any other Series, or (b) to designate, fix, or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities, and obligations in respect of Units associated with the Company or any other Series, or the Members or Series Members of any other Series. The terms and conditions for each Series established pursuant to this Section 3.1 shall be as set forth in this Agreement and the Series Designation and Series Agreement, if any, for the Series. Upon approval of any Series Designation by the Manager, such Series Designation shall be kept with the Company records and the records of such Series. In establishing a Series, the Manager may also, but is not required to, create and execute a Series Agreement, designate and obtain fictitious names or other filings, employer identification numbers, bank accounts, and such other acts to differentiate a Series from the Company and its other Series, as the Manager may determine in its sole and absolute discretion from time to time.

Section 3.2Series Operation. Each Series shall operate to the extent practicable as if it were a separate limited liability company. Accordingly, references to the Company herein will, unless and only to the extent the context otherwise requires, be interpreted to treat each individual Series severally.

Section 3.3Series Designation and Series Agreement. The Series Designation establishing a Series, or its Series Agreement, may (i) specify a name or names under which the business and affairs of such Series may be conducted, (ii) designate, fix, and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities, and obligations in respect of Units of such Series and the Series Members associated therewith (to the extent such terms differ from those set forth in this Agreement), and (iii) designate or authorize the designation of specific Officers to be associated with such Series. A Series Designation (or any resolution of the Manager amending any Series Designation) shall be effective when a duly executed original of the same is included by the Manager among the permanent records of the

Company. The Series Designation establishing a Series or its Series Agreement may set forth specific provisions governing the rights of such Series against a Series Member of such Series who fails to comply with the applicable provisions of this Agreement or the applicable Series Agreement. In the event of a conflict between the terms and conditions of this Agreement and a Series Designation or Series Agreement, the terms and conditions of the Series Designation or Series Agreement with respect to such Series shall prevail.

Section 3.4Series Agreements. Upon the establishment of a Series, the Manager may cause to be drafted a Series Agreement, with such provisions as may be necessary, appropriate, or desirable for operation of such Series and meeting its specific business objectives, including Unit Classes that may have preferential rights to return of capital over other Unit Classes, all as determined by the Manager in its sole and absolute discretion. A Series Agreement may also include, without limitation, the following information with respect to such Series: business purpose; Assets; characteristics; Capital Contribution requirements; investment strategies; and rights, powers, and duties with respect to management, control, and disposition of Assets.

Section 3.5Recordkeeping. The Manager will maintain a list of all Series created hereunder and the respective Series Members (and category of Series Members) and Units (and the Unit Class of such Units) owned by such Series Members. The Manager shall periodically update such lists as necessary to keep the information contained therein up-to-date, including, without limitation, the establishment of additional Series, the admission or disassociation of Series Members, and all relevant contact information. The Manager shall cause each Series to maintain separate and distinct records for itself and its Subsidiaries and Assets. All Assets and Liabilities associated with a Series shall be accounted separately from the other Assets and Liabilities of the Company or any other Series.

Section 3.6Assets and Liabilities Associated with a Series.

(a)Assets Associated with a Series. All Assets of a Series shall, subject to the provisions of this Agreement, be held for the benefit of the Series Members associated with such Series, and not for the benefit of the Members or Series Members associated with any other Series, for all purposes, and shall be accounted for and recorded upon the books and records of the Company separately from any Assets associated with the Company generally or any other Series. Such Assets are herein referred to as “Assets associated with” such particular Series. In the event there are any Assets in relation to the Company that, in the Manager’s reasonable judgment, are not readily associated with a particular Series, the Manager may allocate such Assets to, between, or among any one (1) or more of the Company and its Series in such manner and on such basis as the Manager deems fair and equitable, and any Asset so allocated to a particular Series shall thereupon be deemed to be an Asset associated with that Series. Each allocation by the Manager pursuant to the provisions of this Section 3.6(a) shall be conclusive and binding upon the Member(s) and the Series Members associated with each and every Series. Separate and distinct records will be maintained for each and every Series, and the Manager will not commingle the Assets of one Series with the Assets of any other Series. Each Series Member of a particular Series irrevocably waives any right that he/she/it may have to maintain an action for partition with respect to his/her/its Units in the Company or any Series or any Assets. Any corporation, brokerage firm, or transfer agent called upon to transfer any Assets to or from the name of any Series shall be entitled to rely upon instructions or assignments signed or purporting to be signed by the Manager or its agents without inquiry as to the authority of the person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of such Series.

(b)Liabilities Associated with a Series. All Liabilities with respect to a particular Series shall be charged against the Assets associated with that Series. Such Liabilities are herein referred to as “Liabilities associated with” such particular Series. In the event there are any Liabilities in relation to the Company that, in the Manager’s reasonable judgment, are not readily associated with a particular Series, the Manager may allocate and charge such Liabilities (including indemnification obligations) to, between, or among any one or more of the Company and its Series, in such manner and on such basis as the Manager deems fair and equitable, and any Liability so allocated and charged to a particular Series shall thereupon be deemed to be a Liability associated with that Series. Each allocation by the Manager pursuant to the provisions of this Section 3.6(b) shall be conclusive and binding upon the Member(s) and the Series Members associated with each and every Series. All Liabilities associated with a Series shall be enforceable against the Assets associated with that Series only, and not against the Assets associated with any other Series or the Company generally, and except to the extent set forth above, no Liabilities shall be enforceable against the Assets associated with any Series prior to the allocation and charging of such Liabilities as provided herein. Any allocation of Liabilities that are not readily associated with a particular Series to, between, or among one or more of the Company and its Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom. The Manager has caused notice of this limitation on inter-Series Liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18‐215(b) of the Act relating to limitations on inter-series liabilities (and the statutory effect under Section 18‐207 of the Act of setting forth such notice in the Certificate of Formation) shall apply to the Company and each Series. Notwithstanding any other provision of this Agreement or any Series Agreement, no Distribution on or in respect of Units in a particular Series, including, for the avoidance of doubt, any Distribution made in connection with the winding up of such Series, will be effected by the Company other than from the Assets associated with that Series, nor shall any Series Member or former Series Member associated with such Series have any right or claim against the Assets associated with any other Series. Each Series Member shall nevertheless be liable for his/her/its obligations to make Capital Contributions pursuant to the applicable Series Agreement and his/her/its Subscription Agreement.

Section 3.7Subsidiaries of Series. The Manager may, but is not required to, form Series Subsidiary(ies) on behalf of a Series as necessary or convenient to (i) purchase Assets in accordance with the objectives of such Series, (ii) dispose of Assets of the Series, (iii) collect revenue from Asset performance, (iv) take title to Assets, (v) borrow money in order to finance Assets, or (vi) any other purpose as determined by the Manager. If a Series Subsidiary is formed, the sole member of the Series Subsidiary will be the Series, and the Manager shall retain management control of the Series Subsidiary on behalf of the Series and its Series Members.

Section 3.8Affiliates of the Manager. The Manager or any Affiliate of the Manager may provide or participate in management, Asset management, or other Asset-related services or any other services for any Series or Series Subsidiaries, or may be a party to contracts related to developing, selling, or purchasing Assets. Such services and contracts shall not be considered a conflict of interest nor will contracts related thereto require the consent of any Person other than as specifically provided herein or in an applicable Series Agreement with respect to such Series.

ARTICLE IV

MEMBERS AND UNITS

Section 4.1Members.

(a)In order for a Person to become a Member of the Company following the Effective Date or a Series Member of a Series following the establishment of such Series by a Series Designation, in consideration of becoming a Member or Series Member, as applicable, (i) such Person must acquire Unit(s) of the Company or a particular Series in accordance with the terms of this Agreement and/or the applicable Series Agreement (whether directly from the Company or such Series or by Transfer in accordance with this Agreement), (ii) such Person must agree to be bound by the terms of this Agreement and, if applicable, the applicable Series Agreement, by completing, signing, and delivering to the Manager a completed Joinder or other agreement, which may include a Subscription Agreement, in form satisfactory to the Manager, (iii) the Manager, in its sole and absolute discretion, must approve the admittance of such Person as a Member of the Company or a Series Member of the Series, as applicable, and (iv) such Person must be listed by the Manager on the books and records of the Company as a Member of the Company or a Series Member of the Series. If items (i), (ii), (iii), and (iv) above have not been satisfied with respect to a Person, such Person will not be deemed to be a Member or Series Member, as applicable, and will have no rights with respect to any Units of the Company or its Series.

(a)The Manager may withhold its consent to the admission of any Person as a Member or Series Member for any reason, including, without limitation, if it determines in its sole discretion that such admission could (i) result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Units of a Series, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless such Units have been registered under the Securities Act or the Company is otherwise an Exchange Act reporting company, (ii) cause such Person’s holdings to be in excess of the Aggregate Ownership Limit, (iii) adversely affect the Company or any Series or subject the Company, the Manager, any Series, or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company, or subject the Company, the Manager, any Series, or any of their respective Affiliates to any tax to which it would not otherwise be subject, (iv) result in the Company being required to register as an investment company under the Investment Company Act, (v) cause the Manager or any of its Affiliates to be required to register under the Investment Advisers Act, (vi) cause the assets of the Company to be treated as “plan assets” as defined in Section 3(42) of ERISA, or (vii) result in a loss of (A) “partnership” or “disregarded entity” status, as applicable, for the Company for U.S. federal income tax purposes or the termination of the Company for U.S. federal income tax purposes or (B) corporation taxable as an “association” status for U.S. federal income tax purposes of any Series or termination of any Series for U.S. federal income tax purposes.

(b)The name, mailing address, and electronic mail address of each Member and Series Member will be listed on the books and records of the Company and each Series maintained for such purpose by the Company and each Series. The Manager will update the books and records of the Company and each Series from time to time as necessary to reflect accurately the information therein.

(c)Except as otherwise provided in the Act and subject to Section 4.1(e) and the Series Designation establishing such Series, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and the Member(s) and Series Members shall not be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Member or Series Member.

(d)Except as otherwise provided in the Act, the debts, obligations, and liabilities of a Series, whether arising in contract, tort, or otherwise, will be solely the debts, obligations, and liabilities of such Series, and not of any other Series or the Company. In addition, the Member(s) and Series Members shall not be obligated personally for any such debt, obligation, or liability of any Series solely by reason of being a Member or Series Member, whether of such Series or otherwise.

(e)If a Member or Series Member ceases to be a Member or Series Member, as applicable, whether as a result of the Transfer or redemption of all of his/her/its Units or the liquidation in accordance with Section 12.3 of the only Series of which a Series Member is actually a Series Member, the Manager will update the records of the Company to reflect the change in roster of Members or Series

Members, as applicable. Upon such update by the Manager, any Units issued to or otherwise owned by and retained by such former Member or Series Member will be null and void.

(f)Except as may be otherwise agreed between the Company or a Series, on the one hand, and a Member or Series Member, on the other hand, any Member or Series Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company or a Series. None of the Company, any Series, or any of the other Member(s) or Series Members shall have any rights by virtue of this Agreement or any Series Agreement in any such business interests or activities of any such Member or Series Member in accordance with the foregoing.

Section 4.2Capital Contributions.

(a)Initial Capital Contributions. The Member(s) and Series Members have made or shall make an initial Capital Contribution in the amount recorded in the Company’s books and records, reflecting the purchase price of the Units shown on such Member’s or Series Member’s applicable Subscription Agreement(s) for the purchase of Unit(s) (the “Initial Capital Contribution” for each such Member or Series Member).

(b)Additional Capital Contributions. No Member or Series Member shall be required to make Capital Contributions other than their Initial Capital Contributions.

(c)Except to the extent expressly provided in this Agreement or any Series Agreement: (i) no Member or Series Member will be entitled to the withdrawal or return of his/her/its Capital Contribution, except to the extent, if any, that Distributions made pursuant to this Agreement or upon dissolution or termination of the Company or any Series may be considered as such by law and then only to the extent so provided; (ii) no interest shall be paid by the Company or any Series on any Capital Contributions; and (iii) no Member or Series Member, in his/her/its capacity as such, shall participate in the operation or management of the business of the Company or any Series, transact any business in the Company’s or any Series’ name, or have the power to sign documents for or otherwise bind the Company or any Series by reason of being a Member or Series Member, as applicable.

Section 4.3Authorization to Issue Units.

(a)A Member’s ownership of the Company or a Series Member’s ownership of a Series will be denominated and represented in the form of a numerical amount of Units of the Company or such Series as recorded in the books and records of the Company and will be uncertificated, unless otherwise determined by the Manager, and may be issued or managed by the Platform if authorized by the Manager. The Company is authorized to issue fractional Units. The authorized Units that the Company or its Series has authority to issue consist of such number of Units and such class of Units, which may be common, preferred, profits interest, incentive, performance, or other units, whether voting or nonvoting, as determined by the Manager from time to time (each a “Unit Class”). The Manager has the sole discretion to authorize the creation of Unit Classes and the issuance by the Company or any Series of equity securities, including Units, and to update the books and records of the Company to reflect such authorizations or issuances or change in the roster of Members, Voting Members, or Profits Members, as applicable. As of the Effective Date, the authorized Unit Classes are as follows:

(i)Company Units. The Company is authorized to sell and issue Company Units. Each “Company Unit” represents a voting interest in the Company and is entitled to (A) allocations of Profits and Losses of the Company and Distributions of Distributable Cash of the Company as declared in accordance with this Agreement, and (B) one (1) vote on all matters to be voted upon by the Member(s) of the Company.

(ii)Series Membership Units. Each Series is authorized to sell and issue Membership Units. Each “Membership Unit” represents a voting interest in an applicable Series, and is entitled to (A) allocations of Profits and Losses of such Series and Distributions of Series Distributable Cash remaining after (i) the Distribution to Profit Members of the applicable Preferred Return and (ii) Distribution of Series Distributable Cash to Profit Members and as payment of the Service Fee to the Manager, each in accordance with the applicable Series Agreement for such Series, and (B) one (1) vote on all matters to be voted upon by such Series’ Voting Member(s).

(iii)Series Profits Units. Each Series is authorized to sell and issue one (1) or more classes of Profits Units (each a “Profits Unit” and collectively “Profits Units”). Each Profits Unit represents a non-voting, solely economic interest in an applicable Series, and is entitled to only allocations of Profits and Losses of such Series and Distributions of Series Distributable Cash of such Series as declared in accordance with this Agreement and/or the applicable Series Agreement for such Series.

(b)The Company or any Series may issue Units and options, rights, and warrants relating to Units, for any Company or Series purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services, or any other lawful consideration) or for no consideration and on such terms and conditions as the Manager determines from time to time, all without the need for approval of the Members or Series Members. Each Unit has the rights and will be governed by the provisions set forth in this Agreement or the applicable Series Agreement.

(c)In addition to the Unit Classes described in Section 4.3(a), and without the consent or approval of any Member(s) or Series Members, additional Unit Classes may be created by the Manager, and additional Units under existing or new Unit Classes may be issued, with such designations, preferences, rights, powers, and duties (which may be junior to, equivalent to, or senior or superior to, any existing Unit Classes), as determined by the Manager in its sole and absolute discretion, including (i) the right to share in Series Distributions, the dates Distributions will be payable, and whether Distributions with respect to such Unit Class will be cumulative or non-cumulative, (ii) rights upon dissolution or termination and liquidation of the Company or such Series, (iii) whether, and the terms and conditions upon which, the Company or such Series may redeem the Units, (iv) whether such Units are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates or calculations to determine the foregoing, or any adjustments thereto, the date or dates on which, or the period or periods during which, the Units will be convertible or exchangeable, and all other terms and conditions upon which the conversion or exchange may be made, (v) the terms and conditions upon which such Units will be issued and assigned or transferred, (vi) the terms and amounts of any sinking fund provided for the purchase or redemption of Units, (vii) whether there will be restrictions on the issuance of Units of the same Series or any other Series, and (viii) the right, if any, of the holder of each such Unit to vote on Company or Series matters, including matters relating to the relative rights, preferences, and privileges of such Units. The creation of any new Unit Class shall be effective when a duly executed copy of a resolution or applicable Series Agreement executed by the Manager creating the same is included by the Manager among the records of the Company. Unless otherwise provided in the resolution creating such Unit Class or in any applicable Series Agreement, the Manager may at any time increase or decrease the amount of Units of the Company or any Series or any Unit Class, but not below the number of Units of the Company or such Series or Unit Class then Outstanding.

(d)Unless otherwise provided in the applicable Series Agreement, a Series is authorized to issue in respect of such Series an unlimited number of Units. All Units issued pursuant to, and in accordance with the requirements of, this Article IV and an applicable Series Agreement will be validly issued Units of the Company or its Series.

(e)The Manager may, without the consent or approval of any Members or Series Members, amend this Agreement or any Series Agreement and make any filings under the Act or otherwise to the extent the Manager determines that it is necessary or desirable in order to effectuate any acts it is authorized to perform pursuant to this Article IV.

Section 4.4Voting Rights of Units Generally. Unless otherwise provided in this Agreement or any applicable Series Agreement, Company Units and Membership Units shall entitle Members or Voting Members, as applicable to one (1) vote per Company Unit or Membership Unit on any and all matters submitted for the consent or approval of Members or Series Members of a Series. In furtherance of the foregoing, all Profits Units will be non-voting, and Profits Members will have no voting rights hereunder or under any Series Agreement with respect to such Profits Units.

Section 4.5Record Holders. The Company may recognize the Member or Series Member admitted by the Company or any Series, as applicable, as the owner of a Unit and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other Person, regardless of whether the Company has actual or other notice thereof, except as otherwise provided in this Agreement, any Series Agreement, by law, or any applicable rule, regulation, guideline, or requirement of any National Securities Exchange on which such Unit is listed for trading (if ever). Without limiting the foregoing, if a Person (such as a broker, dealer, bank, trust company, or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent, or in some other representative capacity for another Person in acquiring or holding Units, as between the Company on the one hand, and such representative Person on the other, such representative Person shall be the owner of such Units.

Section 4.6Splits. Subject to Section 4.3, and unless otherwise provided in any applicable Series Agreement, the Company or a Series may make a pro rata distribution of Units of any Unit Class to all Members or Series Members owning such Unit Class of Company or such applicable Series, or may effect a subdivision or combination of Units of any Unit Class, in each case, on an equal per‐Unit basis and so long as, after any such event, any amounts calculated on a per-Unit basis or stated as a number of Units of such Unit Class of Company or such applicable Series are proportionately adjusted. The Manager may determine the number of Units to be held by each Member or Series Member after giving effect to such distribution, subdivision, or combination.

Section 4.7Required Consent for Action. The decision of the Members owning a majority of the Company Units of the Company then Outstanding, or with respect to a particular Series the decision of the Voting Members owning a majority of the Membership Units of such Series then Outstanding, whether represented at a meeting of the Members or Voting Members, as applicable, or by written consent in lieu thereof (collectively, as applicable, “Majority Approval”) from time to time will prevail and be the decision of the Company or a Series, as applicable, with respect to any matter regarding the affairs of the Company or such Series that requires the determination, consent, approval, or agreement of the Members of the Company or the Series Members of a Series, as applicable, unless this Agreement or applicable Series Agreement specifically provides otherwise. By way of example and not limitation, any provision in this Agreement or any Series Agreement that requires the consent or determination of the Member(s) of the Company or the Series Members of a Series as to a particular matter but does not specify a particular percentage or number or Units or Unit Class or percentage or number or type of Member(s) or Series Members necessary for such consent or determination will be interpreted to require the applicable Majority Approval.

Section 4.8Relationship of Member(s) and Series Members to Third Persons. The liability of the Member(s), Series Members, Manager, and other agents of the Company or its Series is limited to the fullest extent permitted under the Act. No Member or Series Member, other than in its capacity as the Manager, shall take part in the control, management, direction, or operation of the affairs of the Company or any Series, unless otherwise expressly provided in this Agreement or applicable Series Agreement or specifically required under the Act, nor shall any Member or Series Member have power to bind the Company or a Series in his/her/its capacity as a Member or Series Member.

ARTICLE V

POWER OF ATTORNEY

Section 5.1Manager as Attorney-in-Fact. Each Member and Series Member hereby constitutes and appoints (and by execution of a Joinder, constitutes and appoints) the Manager and, if a Liquidator has been selected pursuant to Section 12.2, the Liquidator and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as such Member’s or Series Member’s true and lawful agent and attorney-in-fact, with full power and authority in his/her/its name, place, and stead, to:

(a)execute, swear to, acknowledge, deliver, file, and record in the appropriate public offices: (i) all certificates, documents, and other instruments (including this Agreement, any Series Agreement, the Certificate of Formation, any Series Designation, and all amendments or restatements hereof or thereof) that the Manager or the Liquidator, as applicable, determines to be necessary or appropriate to form, qualify, or continue the existence or qualification of the Company as a series limited liability company in the State of Delaware and in all other jurisdictions in which the Company or any Series may conduct business or own property; (ii) all certificates, documents, and other instruments that the Manager or the Liquidator, as applicable, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification, or restatement of this Agreement; (iii) all certificates, documents, and other instruments that the Manager or the Liquidator, as applicable, determines to be necessary or appropriate to reflect the dissolution, liquidation, or termination of the Company or a Series pursuant to the terms of this Agreement; (iv) all certificates, documents, and other instruments relating to the admission, withdrawal, or substitution of any Member or Series Member pursuant to or in connection with other events described in Article IV or Article XII; (v) all certificates, documents, and other instruments relating to the determination of the rights, preferences, and privileges of any Unit or Unit Class issued or created pursuant to Section 4.3; (vi) all certificates, documents, and other instruments that the Manager or Liquidator, as applicable, determines to be necessary or appropriate to maintain the separate rights, Assets, obligations, and Liabilities of each Series; and (vii) all certificates, documents, and other instruments (including agreements and a certificates of merger) relating to a merger, consolidation, or conversion of the Company, its Series, or Series Subsidiaries; and

(b)execute, swear to, acknowledge, deliver, file, and record all ballots, consents, approvals, waivers, certificates, documents, and other instruments that the Manager or the Liquidator, as applicable, determines to be necessary or appropriate to (i) make, evidence, give, confirm, or ratify any vote, consent, approval, agreement, or other action that is made or given by any of the Member(s) or Series Members hereunder or is consistent with the terms of this Agreement or applicable Series Agreement or (ii) effectuate the terms or intent of this Agreement or applicable Series Agreement.

Nothing contained in this Section 5.1 shall be construed as authorizing the Manager or the Liquidator, as applicable, to amend, change, or modify this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

Section 5.2Irrevocability. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy, or termination of any Member or Series Member and the transfer of all or any portion of such Member’s or Series Member’s Units and shall extend to such Member’s or Series Member’s heirs, successors, assigns, and personal representatives. Each such Member or Series Member hereby agrees to be bound by any representation made by the Manager or the Liquidator or their authorized representatives, as applicable, acting in good faith pursuant to such power of attorney; and each such Member and Series Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate, or disaffirm the action of the Manager or the Liquidator, as applicable, taken in good faith under such power of attorney in accordance with this Article V. Each Member and Series Member shall execute and deliver to the Manager or the Liquidator, as applicable, within fifteen (15) days after receipt of the request therefor, such further designation, powers of attorney, and other instruments as the Manager or the Liquidator, as applicable, determines to be necessary or appropriate to effectuate this Agreement, any Series Agreement, or the purposes of the Company or its Series.

ARTICLE VI

MANAGEMENT AND OPERATION OF THE COMPANY AND ITS SERIES

Section 6.1Power and Authority of Manager. Other than as otherwise expressly provided in this Agreement or any Series Agreement with respect to such Series, the Manager has the absolute, exclusive, and complete right, power, authority, and responsibility vested in or assumed by a manager of a limited liability company under the Act and as otherwise provided by applicable law, including those powers necessary or convenient to make all decisions regarding the business of the Company and to take the actions specified in this Agreement, and the Manager is hereby vested with absolute, exclusive, and complete right, power, and authority to operate, manage, and control the affairs of the Company and its Series and to carry out the business of the Company and its Series. The Manager need not be a Member of the Company or a Series Member of such Series. Without limiting the foregoing or any other rights of the Manager in this Agreement or any Series Agreement, the Manager has the authority to bind the Company and its Series to any obligation consistent with the provisions of this Agreement and any applicable Series Agreement and has the exclusive power and is authorized to do any or all of the following, in its sole and absolute discretion, from time to time:

(a)prepare and give reports of operations of the Company or any Series;

(b)supervise and manage the Company’s and its Series’ business and affairs;

(c)enter into, execute, and perform, in the Company’s or any Series’ name, any contracts, agreements, notes, or other documents as necessary or desirable in the Manager’s sole discretion in connection with the operation of the Company or any Series;

(d)borrow money, on the Company’s or a Series’ credit, for use in the Company’s or its Series’ business, from banks, other lending institutions, other Members or Series Members, or the Manager, on such terms as the Manager deems appropriate, and in connection therewith, to hypothecate, encumber, and grant security interests in Assets of a Series to secure repayment of the borrowed sums;

(e)execute on behalf of Company or a Series all instruments and documents, including, without limitation, checks, drafts, notes, and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage, or disposition of property, assignments, allonges, releases of deed, contracts of deed, bills of sale, leases, and any other instruments or documents necessary, appropriate, convenient, advisable, or incidental to the business of the Company or such Series;

(f)purchase personal property or Assets for use by the Company or a Series and, in connection with such a purchase, grant a security interest in the property or Asset purchased;

(g)make and undertake all necessary and reasonable expenditures to acquire and improve the Company’s or Series’ Assets and pay the fees described herein;

(h)hire or retain employees, agents, service providers, attorneys, consultants, advisors, custodians, placement agents, accountants, and other professionals in connection with the furtherance of the Company’s or its Series’ best interests for the purpose of advising the Manager and the Company or its Series with its operations and affairs or operating the day-to-day management of the Company or such Series;

(i)create and dissolve one (1) or more committees, board of directors, or officer positions (collectively, “Officers”) and authorize such Persons to act for and on behalf of the Company or such Series;

(j)appoint, elect, and remove, with or without cause, in its sole discretion, Persons to serve on, under, or as a member of any committee, board of directors, or officer position created by the Manager;

(k)select, retain, and dismiss employees, agents, outside attorneys, accountants, consultants, and contractors, and determine their compensation and other terms of employment, retention, or hiring, and pay fees, expenses, salaries, wages, and other compensation to such Persons;

(l)enter into commercially reasonable agreements with any Affiliate or control Person of the Company, a Series, Manager, Member, Series Member, or beneficial owner of any of the foregoing, including, without limitation, acquiring title or management control of an Asset from any such Person;

(m)open, maintain, and close bank, brokerage, and money market accounts and draw checks and other orders for the payment of moneys;

(n)bring, sue, prosecute, defend, settle, or compromise Proceedings and pay, collect, compromise, litigate, arbitrate, or otherwise adjust or settle any and all other claims or demands of or against Company or its Series or hold such proceeds against the payment of contingent liabilities;

(o)have and maintain offices and in connection therewith rent or acquire office space and engage personnel;

(p)execute, deliver, and perform all agreements in connection with the creation of Unit Classes or sale or issuance of Units, including, but not limited to, Subscription Agreements and any side letters with one or more Members or Series Members or prospective Members or Series Members;

(q)form one or more subsidiary companies or partnerships or other entities of the Company or Series Subsidiaries of a Series for the purpose of taking title to or management control of a specific Asset, so long as the Series Subsidiary is managed by the Manager or an Affiliate;

(r)make any and all elections under the Code or any state or local tax law (except as otherwise provided herein), including, without limitation, pursuant to Sections 734(b), 743(b), and 754 of the Code;

(s)maintain cash reserves for anticipated investment and operational expenses, liabilities, and obligations of the Company or its Series, whether actual or contingent, in such amounts as the Manager in its reasonable discretion deems necessary or advisable (which may reduce Distributable Cash hereunder);

(t)subject to Section 4.1(a), admit Persons as Members of the Company or Series Members of a Series;

(u)modify the Company’s or a Series’ books and records to reflect any additional Members, Series Members, Units, Unit Classes, and Capital Contributions, and associated changes to the relative percentage interests of each Member or Series Member, as applicable;

(v)declare and pay Distributions in accordance with this Agreement and any applicable Series Agreement;

(w)maintain insurance for the benefit of the Company, a Series, or the Indemnified Persons, and reinvest or otherwise treat in its sole discretion any proceeds received from an insurance claim;

(x)indemnify any Person against Liabilities and contingencies to the extent permitted hereunder and by law;

(y)give consent of or vote on behalf of the Company or a Series or Series Subsidiary any securities that may be owned by the Company or such Series or Series Subsidiary;

(z)waive any condition or other matter by the Company or a Series;

(aa)enter into listing agreements with any National Securities Exchange and delist some or all of the Units from, or request that trading be suspended on, any such exchange;

(bb)issue, sell, or otherwise dispose, or purchase or otherwise acquire, Units or options, rights, or warrants relating to Units;

(cc)register any offer, issuance, sale, or resale of Units or other securities of any Series issued or to be issued by the Company or Series under the Securities Act and any other applicable securities laws (including any resale of Units or other securities by Member(s), Series Members, or other security holders);

(dd)purchase liability and other insurance to protect Assets and business of the Company or its Series, directors and officers of a Series, the Series itself, the Manager, or the Company;

(ee)hold, own, and operate such real and personal properties in the name of the Company, a Series, Series Subsidiary(ies), or any of their Affiliates, as applicable;

(ff)enter into joint ventures with other companies to accomplish the objectives of a Series;

(gg)sell or otherwise dispose of all or substantially all of the Assets of the Company or a Series as part of a single transaction or plan or series of related transactions; and

(hh)carry on any other activities necessary to, in connection with, or incidental to, any of the foregoing or the Company’s or a Series’ business, investments, and other activities.

Section 6.2Term of Manager. The Manager will serve as manager until its removal or resignation in accordance with Section 6.3.

Section 6.3Removal; Resignation. The Manager may be removed only by Majority Approval of the Member(s) upon Manager’s willful misconduct. For purposes of determining the number of votes in the foregoing sentence, a Member who is also a Manager or otherwise controls, is controlled by, or is under common control with a Manager will also have its votes included in the determination of removal, and not precluded from casting and having its vote deemed required to carry out the removal of Manager. The Manager may resign at any time upon written notice to the Company. Such resignation will be effective upon receipt by the Company unless it is specified to be effective at some other time or upon the happening of some other event.

Section 6.4Compensation and Expenses of Manager.

(a)Each Series shall pay the Manager a service fee (the “Service Fee”) equal to 50% of the Distributable Cash of that Series. The Service Fee will be paid at the same time as the distributions under Section 7; however, no Service Fee shall be paid until the aggregate Unpaid Yield with respect to all Profits Members of such Series has been reduced to zero (0).

(b)The Manager may be compensated for services rendered to the Company from time to time (if applicable, “Company Management Fee”). The Manager may also be entitled to receive from each Series as compensation for the management of its Assets, and in such cases, such Series would be obligated to pay to the Manager, as applicable, a fee in respect thereto, as may be set forth in the Series Agreement with respect to such Series (if applicable, the “Asset Management Fee”).  The Manager may waive or reduce any of the foregoing Fees in its sole discretion from time to time. The Manager is also entitled to be reimbursed under the terms of this Agreement or any Series Agreement for any expenses described in Section 6.4(b)-(c) below incurred by it on behalf of the Company or a Series. The Manager shall bear all of the normal expenses incurred by it, except for expenses described in Section 6.4(b)-(c) below. Such normal management expenses to be borne by the Manager include expenditures on account of: (i) salaries and wages of the Manager’s employees and consultants; (ii) rentals payable for space used by the Manager; and (iii) expenditures for equipment and supplies used by the Manager.

(c)Other than as expressly provided in Section 6.4(a)(i)-(iii), the Company or applicable Series shall bear all costs and expenses incurred by the Company or such Series, or the Manager or their Affiliates on behalf of the Company or such Series, including as described in Section 6.4(c).

(d)Each Series is responsible for the following with respect to such Series, if and to the extent applicable: (i) its Operating Expenses, (ii) all costs and expenses incidental to the termination and winding up of such Series, (iii) such Series’ share of the costs and expenses incidental to the termination and winding up of the Company allocated to such Series in accordance with this Agreement, (iv) Brokerage Fees, (v) Acquisition Expenses, (vi) Service Fees and any Management Fees, Asset Management Fees and/or Sourcing Fees, and (vii) Abandonment Costs.

Section 6.5Exculpation, Indemnification, Advances, and Insurance.

(a)Subject to other applicable provisions of this Article VI, to the fullest extent permitted by applicable law, the Indemnified Persons shall not be liable to the Company or any Series or its or their Member(s) or Series Members for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company or any Series, this Agreement, or any investment made or held by the Company or any Series, including with respect to any acts or omissions made while serving at the request of the Company or Manager or on behalf of any Series as an officer, director, member, partner, fiduciary, advisor, agent, representative, or trustee of another Person, other than such acts or omissions that have been determined in a final, non- appealable decision of a court of competent jurisdiction to constitute fraud, willful misconduct, or gross negligence. The Indemnified Persons shall be indemnified by the Company and, to the extent Expenses are associated with any Series, each such Series, in each case, to the fullest extent permitted by law, against all expenses and liabilities, including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company, and counsel fees and disbursements on a solicitor and client basis (collectively, “Expenses”) arising from the performance of any of their duties or obligations in connection with their service to the Company or each such Series or this Agreement, or any investment made or held by the Company, each such Series, including in connection with any civil, criminal, administrative, investigative, or other action, suit, or Proceeding to which any such Person may hereafter be made party by reason of being or having been a Manager of the Company or such Series under Delaware law, an Officer of the Company or associated with such Series, or an officer, director, member, partner, fiduciary, advisor, agent, representative, or trustee of another Person, provided that this indemnification does not cover Expenses that arise out of the acts or omissions of any Indemnified Person that have been determined in a final, non-appealable decision of a court, arbitrator, or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Person’s fraud, willful misconduct, or gross negligence. Without limitation, the foregoing indemnity extends to any liability of any Indemnified Person pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Series (including any indebtedness that the Company or such Series has assumed or taken subject to), and the Manager or the Officers are hereby authorized and empowered, on behalf of the Company or any Series, to enter into one or more indemnity agreements consistent with the provisions of this Section 6.5 in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this Section 6.5(a) that the Company and each applicable Series indemnify each Indemnified Person to the fullest extent permitted by law, provided that this indemnification shall not cover Expenses that arise out of the acts or omissions of any Indemnified Person that have been determined in a final, non-appealable decision of a court, arbitrator, or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Person’s fraud, willful misconduct, or gross negligence.

(b)The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by each Member and Series Member to modify such duties and liabilities of the Indemnified Person to the extent permitted by law.

(c)Any indemnification under this Section 6.5 (unless ordered by a court) shall be made by the applicable Series. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above, or in defense of any claim, issue, or matter therein, such Indemnified Person shall be indemnified against Expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith.

(d)Any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.5(a). The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in Section 6.5(a). Neither a contrary determination in the specific case under Section 6.5(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.5(d) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e)To the fullest extent permitted by law, Expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative, or investigative action, suit, or Proceeding may, at the option of the Manager, be paid by the applicable Series in advance of the final disposition of such action, suit, or Proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it is ultimately determined that such Indemnified Person is not entitled to be indemnified by each such Series as authorized in this Section 6.5.

(f)The indemnification and advancement of Expenses provided by or granted pursuant to this Section 6.5 is not exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under this Agreement, or any other agreement, or otherwise, and will continue as to an Indemnified Person who has ceased to serve in such capacity and inures to the benefit of the heirs, successors, assigns, and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company and its Series that indemnification of the Persons specified in Section 6.5(a) shall be made to the fullest extent permitted by law. The provisions of this Section 6.5 shall not be deemed to preclude the indemnification of any Person who is not specified in Section 6.5(a) but whom the Company or an applicable Series has the power or obligation to indemnify under the provisions of the Act.

(g)The Company and any Series may, but is not obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section 6.5 or elsewhere in this Agreement against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person’s status as such, regardless of whether the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 6.5.

(h)If this Section 6.5 or any portion of this Section 6.5 is invalidated on any ground by a court of competent jurisdiction, the Company and each applicable Series shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, Proceeding, or investigation, whether civil, criminal, or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 6.5 that has not been invalidated.

(i)Each of the Indemnified Persons may, in the performance of his, her, or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company or any Series in furtherance of the interests of the Company or such Series in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions, provided that such legal counsel or accountants were selected with reasonable care by or on behalf of such Indemnified Person.

(j)An Indemnified Person will not be denied indemnification in whole or in part under this Section 6.5 as a result of the Indemnified Person having an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by this Agreement and any applicable Series Agreement.

(k)Any liabilities that an Indemnified Person incurs as a result of acting on behalf of the Company or any Series (whether as a fiduciary or otherwise) in connection with the operation, administration, or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust, or other funding mechanism, or otherwise) shall be treated as Expenses indemnifiable under this Section 6.5, to the maximum extent permitted by law.

(l)The Manager shall, in the performance of its duties, be fully protected in relying in good faith upon the records of the Company and its Series and on such information, opinions, reports, or statements presented to the Company by any of the Officers or employees or representatives or advisors of the Company or associated with any Series, or by any other Person as to matters the Manager reasonably believes are within such other Person’s professional or expert competence.

(m)Any amendment, modification, or repeal of this Section 6.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any Indemnified Person under this Section 6.5 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or repeal, regardless of when such claims may arise or be asserted and provided such Person became an Indemnified Person hereunder prior to such amendment, modification, or repeal.

Section 6.6Limitation of Liability of Manager.

(a)This Agreement is not intended to and does not create or impose any fiduciary duty of any Covered Person except as required by law. Furthermore, each of the Member(s), Series Members, Company, and its Series hereby waives any and all fiduciary duties of Covered Persons that, absent such waiver, may be implied by applicable law, and in doing so, acknowledge and agree that the duties, including, without limitation, any fiduciary duties, and obligations of Covered Persons owed to the Company, Member(s), and its Series and Series Members, if any, are only as expressly set forth herein. No Covered Person is liable to the Company, Member(s), or its Series or Series Members for any loss, damage, or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in good faith reliance in accordance with the provisions of this Agreement, so long as such action or omission does not constitute fraud or willful misconduct by such Covered Person.

(b)Each Covered Person is deemed to have fully exercised his/her/its duty of care in performing his/her/its duties and exercising his/her/its rights when he/she/it takes action or omits from taking action upon relying in good faith upon the records of the Company or upon such information, opinions, reports, or statements delivered or made available by any of the following Persons: (i) another Member or Series Member; (ii) one or more officers or employees of the Company or its Series; (iii) any attorney, independent accountant, appraiser, or other expert or professional employed or engaged by or on behalf of the Company or its Series or any Affiliate thereof; or (iv) any other Person selected or contracted with in good faith by or on behalf of the Company or its Series or the Manager, in each case as to matters that such Covered Person reasonably believes to be within such other Person’s profession or general competence.

(c)In furtherance and not in limitation of Sections 6.6(a)-(b), unless the Manager’s actions (i) are intentional, adverse acts with the goal of acting against the interests of the Company or its Series, or (ii) constitute reckless indifference with respect to the interests of the Company or its Series, the Manager will not be liable, responsible, or accountable in any way at law or in equity to any of the Member(s), Series Members, the Company, or any Series for any act or omission on behalf of the Company or its Series performed in good faith and in a manner reasonably believed by the Manager, in its sole good faith discretion, to be within the scope of the authority granted to the Manager by this Agreement, any Series Agreement, or applicable law. The Manager is not liable at law or in equity for omitting to do any act that the Manager is not specifically required to do under this Agreement, and the Manager owes no duties or liabilities, express or implied, to the Company, Member(s), Series, or Series Members, except as specifically set forth in this Agreement or any applicable Series Agreement.

Section 6.7Affiliate Transactions. The Member(s), Series Members, Company, and each Series acknowledge and agree (a) the Member(s), Series Members, and Manager, including, without limitation, Indemnified Persons and Affiliates, own or control, both directly and indirectly, Persons engaged in businesses or affairs that may compete with or otherwise engage in transactions, contracts, or agreements with the Company or its Series to provide or purchase goods, services, or Assets; (b) the Manager, on behalf of the Company or its Series, may enter into or bind the Company or its Series to transactions, contracts, or agreements with Persons it controls or with which it is affiliated, including itself; and (c) such foregoing described transactions, contracts, or agreements may not be at arms’ length (each of the foregoing defined as an “Affiliate Transaction”). In furtherance of the foregoing acknowledgements and agreements, the Company, each Series, the Member(s), and the Series Members acknowledge and agree that, to the extent any fiduciary duty of loyalty or fiduciary duty of care is not otherwise waived or disclaimed under the terms of this Agreement, the Manager’s performance of any Affiliate Transaction that (i) contain terms determined by the Manager in good faith, and (ii) serves an interest of the Company’s or its Series’ business or affairs, will not be deemed nor qualify, to the extent not otherwise waived or disclaimed under this Agreement, as a breach of any such fiduciary duty of loyalty or fiduciary duty care that may be owed by the Manager to the Company or its Series. The Company, its Series, the Member(s), and the Series Members hereby acknowledge and agree that, to the extent any fiduciary duty of loyalty or fiduciary duty of care is not otherwise waived or disclaimed under the terms of this Agreement, any of the Member(s), Series Members, Manager, or any Indemnified Person or Affiliate of the foregoing may engage in other business ventures of every nature and description, independently or with other Persons, even if such ventures are competitive with the Company’s or its Series’ business, and the engagement in such activities will not be deemed to be wrongful, improper, or a breach of any fiduciary duty of loyalty or care, to the extent the same exists. Neither the Company, its Series, Member(s), nor any Series Members, by virtue of their interest in the Company or its Series, as applicable, have any rights in or to such ventures or the income or profits derived therefrom, including, without limitation, any income or profits created or resulting from any Affiliate Transactions.

Section 6.8Committees, Board of Directors, and Officers. This Section 6.7 governs any Person(s) appointed and elected by the Manager to serve on, under, or as a member of any committee, board of directors, or officer position created by the Manager under Section 6.1 of this Agreement.

(a)Composition. Any Person appointed and elected by the Manager to serve on, under, or as a member of any committee, board of directors, or officer position created by the Manager may be removed from such position, with or without cause, in the sole discretion of the Manager, by and upon delivery of written notice of such removal by the Manager. Any Person appointed and elected by the Manager to serve on, under, or as a member of any committee, board of directors, or officer position created by the Manager may resign at any time by delivering written notice of his/her/its intent to the Manager. Such resignation will be effective when the notice is delivered, unless a later effective date is specified in the notice.

(b)Role and Function. The functions and role of any Person appointed and elected by the Manager to serve on, under, or as a member of any committee, board of directors, or officer position created by the Manager will be to serve the Company or a Series through the delivery of recommendations or advice on the operations and business affairs of the Company or such Series and, to the extent authorized by the Manager, act for or on behalf of the Company or any Series.

(c)Authority. Any Person appointed and elected by the Manager to serve on, under, or as a member of any committee, board of directors, or officer position created by the Manager will have no actual or implied authority to bind the affairs and operations of the Company or its Series, except to the extent so authorized by the Manager. Any recommendations or advice offered by any Person appointed and elected by the Manager to serve on, under, or as a member of any committee, board of directors, or officer position created by Manager will be merely suggestive and non-binding on the Manager, Member(s), Series Members, the Company, or its Series. The Manager may, in its sole discretion, accept or reject any recommendations or advice offered or presented by a Person serving on, under, or as a member of any committee, board of directors, or officer position.

Section 6.9Exclusion by the Manager. The Manager may, in its sole and absolute discretion, exclude any particular proposed or existing Member or Series Member from participating in all or any part of a Series if the Manager determines that such participation by such Member or Series Member in all or part of such Series could (i) have a reasonable likelihood of violating applicable law, (ii) result in a significant delay, extraordinary expense, or adverse effect with respect to such Series or the Company, (iii) increase the risk that the creation and implementation of such Series would not be consummated, or (iv) impose any material filing, tax, regulatory, or other business burden to which the Company, its Series, or any other Member or Series Member, or any of the foregoing Persons’ Affiliates would not otherwise be subject.

Section 6.10Determinations by the Manager. In furtherance of the authority granted to the Manager pursuant to this Article VI, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Manager consistent with this and any Series Agreement, shall be final and conclusive and shall be binding upon the Company, this Series and every holder of Units in this Series:

(a)the calculation and amount of Distributions and Distributable Cash for the Company or any Series and the amount of assets at any time legally available for the payment of distributions on Shares of any Series

(b)The calculation and amount of any Service Fee, Company Management Fees, Asset Management Fees, Sourcing Fees, Operating Expenses, and Reserves;

(c)all costs and expenses incidental to the termination and winding up of a Series and its share of the costs and expenses incidental to the termination and winding up of the Company;

(d)the amount and classification of any Abandonment Costs, Acquisition Expenses, Operating Expenses and Reserves;

(e)the amount of paid in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any Reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);

(f)any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any Series;

(g)the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by any Series or of any Shares;

(h)the number of Units within a Series;

(i)any matter relating to the acquisition, holding and disposition of any assets by any Series;

(j)the evaluation of any competing interests among the Series and the resolution of any conflicts of interests among the Series;

(k)each of the matters set forth in Section 6.1; or

(l)any other matter relating to the business and affairs of the Company or any Series or required or permitted by applicable law, this Agreement or otherwise to be determined by the Manager.

Section 6.11Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company or any Series shall be entitled to assume that the Manager and any Officer authorized by the Manager to act on behalf of and in the name of the Company or applicable Series has full power and authority to encumber, sell, or otherwise use in any manner any and all Assets of the Company or such Series and to enter into any contracts on behalf of the Company or such Series to the extent permitted by this Agreement, and such Person shall be entitled to deal with the Manager or any Officer as if it were the Company’s or such Series’ sole party in interest, both legally and beneficially. Each Member and Series Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate, or disaffirm any action of the Manager or any Officer in connection with any such dealing. In no event shall any Person dealing with the Manager or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Manager or any Officer or its representatives. Each and every certificate, document, or other instrument executed on behalf of the Company or any Series by the Manager or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document, or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document, or instrument was duly authorized and empowered to do so for and on behalf of the Company or applicable Series, and (c) such certificate, document, or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company or the applicable Series.

ARTICLE VII

CAPITAL ACCOUNTS; DISTRIBUTIONS

Section 7.1Capital Accounts. As used herein, “Capital Account” means the capital accounts to be established on the books of the Company and its Series for each Member or Series Member, maintained at all times during the term of the Company in accordance with the capital accounting rules set forth in the Code and accompanying Regulations Section 1.704-1(b)(2)(iv). The Manager will make all adjustments required by Regulations Section 1.704-1(b), as modified and supplemented by Regulations Section 1.704-2, including, without limitation, the adjustments contained in Regulations Section 1.704-1(b)(2)(iv)(g). If it is determined that the Capital Accounts have not been maintained as required by Regulations Section 1.704-1(b), as modified and supplemented by Regulations Section 1.704-2, then the Capital Accounts will be retroactively adjusted by the Manager so that they so conform. Without limiting Section 7.2, the Company will maintain a separate Capital Account for each Member and Series Member, maintained in such a manner to correspond with the capital of the Members and Series Members as reported for federal income tax purposes (in accordance with the requirements of Regulations Section 1.704-1(b)(2)(iv)), if applicable. The Capital Accounts will not bear interest. Neither the Company nor its Series will make a distribution or allocation to a Member or Series Member that would cause such Member or Series Member to have a negative Capital Account. If any such distribution occurs (i) the negative Capital Account in question will be treated as a loan from the Company or Series to the Member or Series Member in question; and (ii) the Member or Series Member on the one hand and the Company or Series on the other hand will promptly agree on commercially reasonable terms of repayment. At no time during the term of the Company or upon the dissolution and liquidation thereof will any Member or Series Member with a deficit balance in his/her/its Capital Account have any obligation to the Company, any Series, or the other Members or Series Members to restore such deficit balance, except as provided for herein. Notwithstanding any other provision of this Agreement, if any Member or Series Member has a deficit balance in his/her/its Adjusted Capital Account from an unexpected adjustment, allocation, or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), there will be specially allocated to such Member or Series Member such items of income and gain in an amount and manner sufficient to eliminate as quickly as possible the deficit balance, to the extent required by the Regulations, in his/her/its Adjusted Capital Account without creating or increasing a deficit balance in the Adjusted Capital Account of any other Member or Series Member. To the extent permitted by the Code and the Regulations, any special allocations of items of income or gain pursuant to this Section will be taken into account in computing subsequent allocations of income, gain, loss, and deduction pursuant to this Article VII, so that the net amounts so allocated will, to the extent possible, be equal to the net amounts that would have been allocated to each such Member or Series Member pursuant to the provisions of this Article VII if such special allocations had not occurred. With respect to (i) any Transfer permitted under this Agreement, and (ii) any other change in any Member’s or Series Member’s Units in the Company or its Series, the determination of each Member’s or Series Member’s distributive share of Profits or Losses will take into account the varying interests of the Members or Series Members in the Company or its Series during the taxable year pursuant to Section 706(d) of the Code and the Regulations thereunder. In the event that at any time during the term of the Company it is determined that the convention adopted by the Company or its Series to allocate Profits or Losses of the Company or its Series is not in compliance with Section 706(d) of the Code as modified by the Regulations promulgated under such section, then the Manager may revise the method of allocation to comply with such Regulations.

Section 7.2Series Capital Accounts. Without limiting any other terms and conditions of this Article VII, the Company may maintain with respect to each Series Member and for each Series a separate sub-account (a “Series Account”) showing each Series Member’s interest in the respective Series and a sub-account with respect to the Company’s activities not specifically related to any Series, if applicable (an “Operating Account”). In general, a Series Member’s Series Accounts are intended to reflect the Series

Member’s ownership in each Series, and a Member’s Operating Account is intended to reflect the Member’s interest in the Company not attributable to any Series. Each Series shall be treated as a separate Series with separate Series Accounts. Each Series Member’s Series Account with respect to a specific Series will be credited by the Series Member’s Capital Contributions with respect to such Series and his/her/its share of any Profits with respect to such Series and its Assets, and debited by the Series Member’s share of any Losses and Liabilities with respect to such Series, all as more fully set forth in this Article VII. Each Member’s Operating Account shall be credited with his/her/its Capital Contributions and his/her/its share of any Profits, in each case with respect to the Company generally or not attributable to any particular Series, and shall be debited by Losses and Liabilities with respect to the Company generally or not attributable to any particular Series. For the avoidance of doubt, all items credited or debited to a Series Member’s Series Accounts and a Member’s Operating Account will also be credited or debited to the Member’s or Series Member’s Capital Account. A Member will have a Series Account only with respect to a Series in which such Member is a Series Member.

Section 7.3Distributions.

(a)If a Series Agreement provides for a distribution procedure, then the Series Agreement will prevail with respect to such Series. If a Series Agreement for a particular Series does not otherwise provide for a distribution procedure, and except as otherwise provided in this Agreement with respect to the dissolution of the Company or any Series, any Distribution of a Series shall be made as follows:

(i)First, to the Profits Members of such Series (ratably among such Profits Members based upon such Profits Members’ Unpaid Yield relative to the aggregate Unpaid Yield with respect to all Profits Members of such Series), until the aggregate Unpaid Yield, if any, with respect to all Profits Members of such Series has been reduced to zero (0).

(ii)Thereafter, (A) 50% of Distributable Cash to the Profits Members of such Series (ratably among such Profits Members in proportion to their percentage of Capital Contributions allocable to such Series relative to the total Capital Contributions by all Profits Members allocable to such Series), and (B) 50% of Distributable Cash as a Service Fee to the Manager.

(b)All Distributions to Member(s) or Series Members pursuant to this Agreement or any Series Agreement shall made be at such times and in such amounts as determined solely by the Manager. In determining Distributable Cash available for Distribution in accordance with this Section 7.3, the Manager may take into account retention of reasonable working capital reserves, which may include maintenance or other fees related to Assets.

(c)All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, Distribution, or allocation to Series Members shall be treated as amounts distributed to the Series Members pursuant to this Agreement for all purposes of this Agreement and the Series Agreements. Accordingly, the Manager is authorized to withhold from Distributions to the respective Series Members and to pay over to any federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state, or local law and shall allocate such amounts to those Series Members with respect to which such amounts were withheld.

(d)Notwithstanding any provision to the contrary contained in this Agreement, a Series shall not make any Distribution to any Person if such Distribution would violate the Act or other applicable law.

(e)Notwithstanding any provision to the contrary contained in this Agreement, no Series Member shall be entitled to interest on his/her/its Capital Contributions or to return of their Capital Contributions.

(f)Unless otherwise approved by the Manager, a Series Member who resigns as a Series Member following the Transfer of all Units held by such Series Member in accordance with the terms hereof or any Series Agreement shall not be entitled to receive any further Distributions with respect to such Series.

Section 7.4Timing of Distributions.

(a)Subject to the applicable provisions of the Act and except as otherwise provided herein, the Manager may pay Distributions to the Series Members associated with such Series pursuant to Section 7.3 at such times as the Manager reasonably determines or as soon as reasonably practicable after the relevant amounts have been received by the Series; provided, however, the Manager is not obligated to make any Distribution unless there is sufficient Distributable Cash available for such Distribution or such amounts that, in the reasonable opinion of the Manager, would not leave the Company or such Series with insufficient funds to meet any future contemplated obligations or contingencies including to meet any Operating Expenses, Management Fees, Asset Management Fees and/or Sourcing Fees (and the Manager is hereby authorized to retain any amounts within the Company or a Series to create a reserve to meet any such obligations or contingencies) or that otherwise may result in the Company or such Series having insufficient capitalization for the Company or such Series to continue its business as a going concern.

(b)Notwithstanding Section 7.4(a), in the event of the termination and liquidation of a Series, all Distributions shall be made in accordance with, and subject to the terms and conditions of, Article XII.

(c)Each Distribution in respect of any Units of a Series shall be paid, directly or through any other Person or agent, only to the Series Member owning such Units as of the date set for such Distribution as set forth in the records of the such Series. Such payment shall constitute full payment and satisfaction of the Company’s and such Series’ liability in respect of such payment, if any, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VIII

TAX MATTERS

Section 8.1Elections. It is the intent of this Agreement that the Company be taxed for federal, state, and local purposes as a disregarded entity if there is only one Member of the Company, or as a partnership if there is more than one (1) Member of the Company, as applicable, pursuant to the Code and any corresponding rules and Regulations thereunder. The Company will make an election on IRS Form 8832 for each Series to be treated as an association taxable as a corporation under Subchapter C of the Code and not as a partnership under Subchapter K of the Code.

Section 8.2Tax Matters Member. The Manager is hereby designated as the Company’s “tax matters partner” under Section 6231(a)(7) of the Code and the Company’s “partnership representative,” within the meaning of Section 6223 of the BBA Partnership Audit Provisions (collectively, the “Tax Matters Member”) and will serve as such at the expense of the Company with all powers granted to a tax matters partner under the Code. The Tax Matters Member may, in its reasonable discretion, make or refrain from making any tax elections for the Company and its Series allowed under the Code, the Regulations, or any state, local, or non-U.S. tax laws that it deems reasonably necessary or advisable, including, without limitation, any elections under the BBA Partnership Audit Provisions.

Section 8.3Tax Examinations and Audits. The Tax Matters Member is authorized to represent the Company, which may be performed by engaging counsel of its selection, in connection with all examinations of the affairs of the Company and its Series by any taxing authority, including any resulting Proceedings, and to expend funds of the Company or its applicable Series for professional services and costs associated therewith. Each Member and Series Member agrees that any action taken by the Tax Matters Member in connection with audits of the Company shall be binding upon such Member or Series Member and that such Member or Series Member shall not independently act with respect to tax audits or tax Proceedings affecting the Company. The Tax Matters Member has sole discretion to determine whether the Company or its Series (either on its own behalf or on behalf of the Members or Series Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Each Member and Series Member agrees to cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably requested by the Tax Matters Member with respect to the conduct of examinations by taxing authorities and any resulting Proceedings.

Section 8.4Revised Partnership Audit Rules. Except as otherwise set forth herein, and to the extent applicable, in the event of an audit of the Company that is subject to the Revised Partnership Audit Rules or any analogous provision of state or local law, the Tax Matters Member, in its sole discretion, has the right to make any and all elections and to take any actions that are available to be made or taken by the Tax Matters Member or the Company under the Revised Partnership Audit rules (or analogous provisions of state or local law).

Section 8.5Tax Returns and Tax Deficiencies. Each Member and Series Member agrees that he/she/it shall not treat any Company or Series item inconsistently on his/her/its federal, state, foreign, or other income tax return with the treatment of the item on the Company’s return. Any deficiency for taxes imposed on any Member or Series Member (including, without limitation, penalties, additions to tax, or interest imposed with respect to such taxes and any tax deficiency imposed pursuant to Section 6226 of the Code) will be paid by such Member or Series Member, as applicable, and if required to be paid (and actually paid) by the Company or a Series, will be recoverable from such Member or Series Member, as applicable.

Section 8.6Tax Returns. The Manager shall cause to be prepared and timely filed, which includes performing any filings using any filing extensions provided by applicable taxing authorities, all U.S. and non-U.S. tax returns required to be filed by or for the Company and its Series.

ARTICLE IX

REGISTRATION AND TRANSFER OF UNITS

Section 9.1Absolute Prohibition. Notwithstanding any other provision of this Agreement, unless in satisfaction of the terms and conditions of this Agreement, each Member and Series Member agrees and covenants that no Units held by him/her/it, in whole or in part, or any rights to distributions therefrom, may be Transferred unless, without limitation, the Manager delivers prior written consent and authorization to such Member or Series Member authorizing the proposed Transfer. Absent compliance with the foregoing and all other requirements provided in this Agreement, any such Transfer is void ab initio and not binding upon the Company, any Series, any Member, or any Series Member. Notwithstanding the foregoing, the Manager may authorize Permitted Transfers, including Transfers through the Platform, from time to time, by notifying all or a portion of the Members or the Series Members of a particular Series that the Manager intends to authorize such Permitted Transfers, along with information in reasonable detail regarding the terms of such Platform use and the parameters of such Permitted Transfers.

Section 9.2Redemption of Units.

(a)Upon any Option Event occurring with respect to any Member or Series Member (an “Option Member”), the Option Member shall deliver written notice of the occurrence to the Manager as soon as reasonably possible, but not later than five (5) days after Option Member has knowledge of the Option Event. If Option Member fails to deliver written notice of the Option Event within the timeframe set forth herein, any Member or Series Member with knowledge of the Option Event may deliver written notice of the occurrence of the Option Event to the Manager.

(b)Upon the occurrence of an Option Event, regardless of whether notice is provided, the Company or applicable Series has the option, but not the obligation, as determined by the Manager in its sole discretion, to purchase all or a portion of the Option Member’s Units for the Fair Market Value of such Units at any time, but in any event no later than sixty (60) days following the date on which the Manager has written notice of the occurrence of the Option Event (the “Redemption Option”). The Redemption Option may be exercised by the Manager’s delivery of: (i) a written notice to the Option Member no later than the sixty (60) day period described in this Section 9.2(b), notifying such Option Member of the exercise of the Redemption Option; and (ii) the Manager’s determination and opinion of the Fair Market Value of the Option Member’s Units (collectively, the “Redemption Notice”).

(c)If the foregoing Redemption Option is not exercised with respect to all or a portion of the Option Member’s Units, but the Manager notifies such Option Member of Option Member’s triggering of any Option Event, the business of the Company and its Series will continue and the Option Member will retain, if anything, only an economic interest based on the Units previously owned by and vested in such Option Member prior to the Option Event.

(d)If the Redemption Option is exercised, the Company or applicable Series shall make a distribution of cash or property to the Option Member with a value equal in amount to the Fair Market Value of Option Member’s Units subject to the Redemption Option. The Manager has the option to cause the Company or applicable Series to make the distribution of Fair Market Value in five (5) equal, unsecured, nonrecourse annual installments, the first (1st) of which to be made to the Option Member on or before the sixtieth (60th) day after delivery by the Manager of the Redemption Notice. The four (4) subsequent payments would be delivered to the Option Member on the same date each year thereafter. The Manager retains the right to cause the acceleration, without penalty, of all or any part of the installment payments at any time. The Company or applicable Series will pay additional amounts computed as if the Option Member were entitled to interest on the undistributed amount of the total distribution to which the

Option Member is entitled under this Section 9.2 to an annual simple interest rate equal to the prime interest rate published by the Wall Street Journal as determined on the day of delivery of the Redemption Notice.

(e)In order to fund any obligations under this Agreement, whether pursuant to this Section 9.2 or any other section of this Agreement, the Manager may cause the Company or Series to maintain such life insurance policies on the lives of one (1) or more Members or Series Members as the Manager, in its sole discretion, determines to be desirable.

Section 9.3Resignation. No Member or Series Member may resign from the Company or any Series, as applicable, other than in connection with a Transfer in accordance with the terms of this Agreement or any applicable Series Agreement.

Section 9.4Right of Assignee to Become Member or Series Member. No transferee or assignee of a Unit in the Company or its Series, other than an existing Member or Series Member, has any rights of a Member or Series Member hereunder, including access or rights to Company or Series information, books, or records, or to become a substitute Member or Series Member, unless all of the requirements set forth in Section 4.1 above are satisfied. Rather, the transferee or assignee of the Units is entitled to receive only the share of the Distributable Cash to which the transferring Member or Series Member would otherwise be entitled with respect to the Unit(s) so Transferred. Whether an assignee of a Unit becomes a substituted Member or Series Member hereunder, the transferring Member or Series Member is not released from any of the transferring Member’s or Series Member’s liabilities owed to the Company or such Series incurred prior to the date of such Transfer.

Section 9.5Right of First Refusal.

(a)Except for Permitted Transfers as may be permitted by the Manager from time to time in accordance with Section 9.1 above, if at any time any Member or Series Member desires to Transfer (a “Selling Party”) all or any part of his/her/its Units pursuant to a bona fide offer from a third party (the “Proposed Transferee”), the Selling Party shall provide written notice (the “ROFR Notice”) to the Manager. The ROFR Notice shall disclose the identity of the Proposed Transferee, the quantity and type of such Units proposed to be Transferred (the “Offered Units”), the total quantity of Units owned by the Selling Party, the name and mailing address of the Proposed Transferee, the terms and conditions, including price, of the proposed Transfer, whether the Offered Units are Units of the Company or a particular Series, and any other material facts relating to the proposed Transfer.

(b)The Company, applicable Series, or the Manager (as applicable, the “ROFR Party”) may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Units for the price and upon the other terms and conditions set forth in the ROFR Notice by delivering written notice of such intention to the Selling Party within twenty (20) days after the ROFR Notice is deemed to have been received by the Manager.

(c)Any Transfer of such Offered Units to be sold to the ROFR Party pursuant to this Section 9.5 will be made at the offices of the ROFR Party or virtually within sixty (60) days following the date of the ROFR Notice.

(d)If the ROFR Party does not purchase all of the Offered Units within the time frame above, then the Selling Party may Transfer all or any portion of the Offered Units at any time within ninety (90) days after the expiration or completion of the time period above, subject to the other provisions of this Agreement, including, without limitation, Section 9.1. Any such Transfer, if any, will be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the ROFR Notice. Any remaining Offered Units not

Transferred within such ninety (90) day period will continue to be subject to the requirements of a prior offer pursuant to this Section 9.5.

Section 9.6Specific Enforcement. Each Member and Series Member expressly agrees that the Company and its Series will be irreparably harmed if this Agreement is not specifically performed. Upon a breach or threatened breach of the terms, covenants, and/or conditions of this Agreement by any Member or Series Member, the Company, its Series, and the Manager are, in addition to all other remedies, entitled to apply for a temporary or permanent injunction, or a decree for specific performance, in accordance with the provisions hereof. Further, each Member, Series Member, the Company, and each Series hereby waive any requirement under the Act or any statute, law, or regulation of the State of Delaware that such Member(s) or Series Member(s) or the Company or Series seeking enforcement of the terms of this Agreement or any dispute relating to the Company or its Series pursuant to this Section 9.6 post an injunction or specific performance bond.

Section 9.7Drag-Along Rights.

(a)Participation. If at any time the Member(s) or Series Members comprising the Majority Approval (whether one (1) or more, the “Selling Member”) receive an offer from a third party (the “Offeror”) to buy (an “Offer”) all or a portion of such Selling Member’s Units (the “Selling Member’s Offered Units”), and such Selling Member desires to accept the Offer (a “Drag-Along Sale”), the Selling Member has the right to require that each other Member or Series Member of such applicable Series (each a “Drag-Along Member”) participate pro rata in any sale of the Selling Member’s Offered Units (the “Drag-Along Right”) to the Offeror, in accordance with the procedures set forth in this Section 9.7. Such Drag-Along Right will be upon substantially the same terms and conditions as the Offer.

(b)Sale Notice. The Selling Member shall send written notice of the Drag-Along Right (the “Drag-Along Notice”) to each Drag-Along Member no later than ten (10) business days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-Along Sale and, in any event, no later than five (5) business days prior to the closing date of such Drag-Along Sale, which Drag-Along Notice shall state the amount and type of Units included in the Selling Member’s Offered Units, the proposed purchase price, and the nature of the consideration (whether cash, securities, or a combination thereof). The Drag-Along Notice shall also state all of the material terms and conditions of the Offer and the name of the Offeror and shall include a copy of all executed letters of intent or agreements between the Offeror and the Selling Member necessary to establish the terms of the Offer.

(c)Units to be Sold. Each Drag-Along Member shall sell in the Drag-Along Sale, upon the terms set forth in the Offer, all of the Units of the Company or such applicable Series owned by such Drag-Along Member.

(d)Conditions of Sale. The consideration to be received by a Drag-Along Member will be the same form and amount of consideration per one (1) Unit of the same Unit Class and with respect to Company or the same Series to be received by the Selling Member (or, if the Selling Member is given an option as to the form and amount of consideration to be received, the same option shall be given), and the terms and conditions of such sale will, except as otherwise provided in the immediately succeeding sentence, be the same or substantially similar as those upon which the Selling Member sells the Selling Member’s Offered Units. Each Drag-Along Member shall make or provide the same representations, warranties, covenants, indemnities, and agreements as the Selling Member makes or provides in connection with the Drag-Along Sale (except that in the case of representations, warranties, covenants, indemnities, and agreements pertaining specifically to the Selling Member, each Drag-Along Member shall make the comparable representations, warranties, covenants, indemnities, and agreements pertaining specifically to itself); provided, all representations, warranties, covenants, and indemnities will be made by the Selling

Member and each Drag-Along Member severally and not jointly and any indemnification obligation will be pro rata based on the consideration received by the Selling Member and each Drag-Along Member, in each case in an amount not to exceed the aggregate proceeds received by the Selling Member and each such Drag-Along Member in connection with the Drag-Along Sale.

(e)Expenses. The fees and expenses of the Selling Member incurred in connection with a Drag-Along Sale and for the benefit of all Member(s) or Series Members of such Series (it being understood that costs incurred by or on behalf of Selling Member for his/her/its sole benefit will not be considered to be for the benefit of all Member(s) or Series Members of such Series), to the extent not paid or reimbursed by the Company or the Offeror, will be shared by all Member(s) or Series Members of such Series on a pro rata basis, based on the consideration received by each such Member or Series Member; provided, no Member or Series Member will be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Sale.

(f)Cooperation. Each applicable Member and Series Member of such Series shall take all actions as may be reasonably necessary or convenient, as determined by the Selling Members, to consummate the Drag-Along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Selling Member.

(g)Consummation of the Sale. The Selling Member will have ninety (90) days following the date of the Drag-Along Notice in which to consummate and close the Drag-Along Sale, on the terms set forth in the Drag-Along Notice (which such ninety (90) day period may be extended for a reasonable time not to exceed one hundred eighty (180) days to the extent reasonably necessary to obtain any regulatory or third-party approvals). If at the end of such period the Selling Member has not completed the Drag-Along Sale, the Selling Member may not then effect a transaction subject to this Section 9.7 without again fully complying with the provisions of this Section 9.7.

Section 9.8Lock-Up. In the event of an Initial Public Offering, without the prior written consent of the underwriters managing any such Initial Public Offering, for a period beginning seven (7) days immediately preceding and ending on the one hundred eightieth (180th) day following the effective date of the registration statement used in connection with such Initial Public Offering, no applicable Member or Series Member may (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise Transfer, directly or indirectly, any equity securities of the Company or its Series, as applicable, or any securities convertible into or exercisable or exchangeable for such equity securities or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any equity securities of the Company or its Series, as applicable, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of such equity securities or such other securities, in cash or otherwise. The foregoing provisions of this Section 9.8 do not apply (i) to transactions relating to any equity securities of the Company or its Series, as applicable, or other securities acquired in open market transactions after the completion of such Initial Public Offering, (ii) during the period preceding the execution of the underwriting agreement in connection with an underwritten offering, (iii) to transfers to a charitable organization, (iv) to the sale of any securities to an underwriter pursuant to an underwriting agreement, or (v) if the Manager and all holders of greater than two percent (2%) of the Company’s or its Series’, as applicable, Outstanding Units on the date thereof do not enter into similar agreements. In the event that either (x) during the last seventeen (17) days of the one hundred eighty (180) day period referred to above, the Company or its Series, as applicable, issues an earnings release or a press release announcing a significant event or (y) prior to the expiration of such one hundred eighty (180) day period, the Company or its Series, as applicable, announces that it will release earnings results or issue a press release announcing a significant event during the seventeen (17) day period beginning on the last day of such one hundred eighty (180) day period, the restrictions described above will continue to apply until the expiration of the seventeen (17) day period beginning on the date of the earnings release or the significant event press release. The underwriters in connection with the Initial Public Offering are intended third-party beneficiaries of this Section 9.8 and have the right, power, and authority to enforce the provisions hereof as though they were a Party hereto. Each Member and Series Member further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Public Offering that are consistent with this Section 9.8 and that are necessary to give further effect thereto.

Section 9.9Maintenance of a Register. Subject to the restrictions on Transfer and ownership limitations contained herein:

(a)The Manager will keep or cause to be kept on behalf of the Company and each Series a register to provide for the registration and Transfer of Units, which, in the sole determination of Manager, may be done using the Platform. The Manager is hereby appointed registrar and transfer agent of the Units, or may appoint such third-party registrar and transfer agent as it determines appropriate in its sole discretion, for the purpose of registering Units and Transfers of such Units as herein provided.

(b)Upon written consent by the Manager to the Transfer of any Unit(s), each transferee of such Unit(s) (including any nominee holder or an agent or representative acquiring such Units for the account of another Person) (i) shall qualify for admission to the Company or its Series as a Member or Series Member with respect to the Units so Transferred when any such Transfer or admission is reflected in the books and records of the Company or its Series, (ii) shall be deemed to agree to be bound by the terms of this Agreement and any applicable Series Agreement by completing a Joinder to the reasonable satisfaction of the Manager, (iii) shall become the Member or Series Member owning the Units so transferred, (iv) grants powers of attorney to the Manager and any Liquidator of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Units and the admission of any new Member or Series Member shall not constitute an amendment to this Agreement or any Series Agreement, and no amendment to this Agreement or any Series Agreement shall be required for the admission of new Members or Series Members to the Company or any Series.

(c)Nothing contained in this Agreement precludes the settlement of any transactions involving Units entered into through the facilities of any National Securities Exchange on which such Units are listed for trading, if any.

Section 9.10Transfer by the Manager. The Manager may Transfer its Units in the Company or any Series without the approval of the Member(s) or Series Members, and in such instance, unless otherwise provided for pursuant to this Agreement, such Transfer shall not result in the Manager ceasing to act as Manager of the Company and its Series.

Section 9.11Remedies for Breach. If the Manager at any time determines in good faith that a Transfer or other event has taken place that is or results in a violation of this Article IX, the Manager may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company or its Series to redeem Units, refusing to give effect to such Transfer on the books of the Company or its Series, or instituting proceedings to enjoin such Transfer or other event; provided, however, any Transfer or attempted Transfer or other event in violation of this Article IX shall automatically be void ab initio irrespective of any action (or non‐action) by the Manager.

ARTICLE X

BOOKS, RECORDS, ACCOUNTING, AND REPORTS

Section 10.1Books and Records. The Company will maintain at its principal office, or at such other office or format as the Manager determines (including, if determined by the Manager, on the Platform) all of the following:

(a)a current list of the full name and last known business or residential address of each Member and Series Member;

(b)information regarding the Capital Contributions of each Member and Series Member, and the date on which each Member or Series Member became a Member or Series Member and made such Capital Contributions to the Company or its Series, as applicable;

(c)a copy of this Agreement and the Certificate of Formation, including any amendments hereof or thereof;

(d)a copy of each Certificate of Registered Series of Limited Liability Company (if any), Series Designation and Series Agreement, including any amendments thereof;

(e)copies of the Company’s federal, state, and local income tax or information returns and reports;

(f)copies of each Member’s and Series Member’s K-1 or 1099-MISC with respect to the Company or its Series, as applicable; and

(g)summary of financial statements of the Company and its Series, as determined by the Manager.

Section 10.2Member Examination. Each Member has the right to examine all of the information described in Sections 10.1(c) and (g) with respect to the Company, and such information described in Sections 10.1(a), (b), and (f) that is applicable to the examining Member; and each Series Member has the right to examine all information described in Section 10.1(c) with respect to the Company, such information described in Sections 10.1(d) and (g) with respect to the applicable Series of which such Series Member owns Units, and such information described in Sections 10.1(a), (b), and (f) that is applicable to such examining Series Member; it being intended that no Member or Series Member will receive access to information described in Sections 10.1(a), (b), or (f) by virtue of this Section 10.2 with respect to any Member or Series Member other than the examining Member or Series Member. Notwithstanding the foregoing, the Manager may condition access to any such information on such Member’s or Series Member’s execution and delivery of a confidentiality agreement in form and substance reasonably acceptable to the Manager, and such right or access shall be during normal business hours and shall not unreasonably disrupt the business of the Company or its Series.

Section 10.3Fiscal Year. Unless otherwise determined by the Manager or required by applicable law, the Fiscal Year of the Company ends on December 31 of each year.

Section 10.4Non-Disclosure. Each Member and Series Member, on behalf of himself/herself/itself and his/her/its Affiliates, hereby agrees to treat as confidential, and to use only in connection with the business of the Company or its Series, all non-public and/or proprietary information of the Company and its Series, including the books and records described in Section 10.1 and any information pertaining to Assets of any

Series or any other party to which the Company is under an obligation of confidentiality (collectively, “Confidential Information”); provided, however, Member(s) and Series Members may disclose any such information (a) that has become generally available to the public through no violation of this Section 10.4, (b) as to which such Member or Series Member has received from a third party to which neither such Member or Series Member, as applicable, nor the Company owes any confidentiality obligation, (c) as may be required or appropriate in any report, statement, or testimony submitted to any governmental authority having jurisdiction over such Member or Series Member, but only that portion of the data and information that, in the written opinion of counsel to such Member or Series Member, is required or would be required to be furnished to avoid liability for contempt or the imposition of any material judicial or governmental penalty or censure, (d) as may be required or appropriate in response to any summons or subpoena or in connection with a Proceeding, or (e) as to which the Manager has given its informed consent in writing.

ARTICLE XI

REPRESENTATIONS AND COVENANTS BY THE PROFITS MEMBERS

Each Profits Member, severally as to himself/herself/itself and not jointly, hereby represents and warrants to, and agrees with, the Manager, the other Member(s) and Series Members, and the Company and its Series, as follows:

Section 11.1Investment Intent; Securities Regulation.

(a)Such Profits Member acquired or is acquiring such Profits Units with the intent of holding the same for investment for such Profits Member’s own account and without the intent or a view of participating directly or indirectly in any distribution of such Profits Units within the meaning of the Securities Act or any applicable state securities laws.

(b)Such Profits Member acknowledges and agrees that such Profits Units were or are being issued and sold in reliance on an exemption from registration under the Securities Act and exemptions contained in applicable state securities laws, and that such Profits Units cannot and will not be sold or transferred except in a transaction that is exempt under the Securities Act and applicable state securities laws or pursuant to an effective registration statement under the Securities Act and applicable state securities laws.

(c)Such Profits Member (i) is knowledgeable and experienced in financial and business matters, (ii) is capable of evaluating the merits and risks of an investment in the Profits Units, (iii) is able to bear the economic risk of loss of such Profits Member’s investment in such Profits Units, and (iv) is either (A) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or (B) a qualified investor by virtue of such Profits Member’s Capital Contributions not exceeding ten percent (10%) of the greater of such Profits Member’s annual income or net worth (or in the case that Profits Member is a non-natural person, its revenue or net assets for such Profits Member’s most recently completed fiscal year). To the extent such Profits Member has any questions with respect to his/her/its status as an accredited investor, or the application of the foregoing investment limits, he/she/it has sought professional advice.

(d)Such Profits Member understands that except as provided in this Agreement or applicable Series Agreement, such Profits Member has no contractual right for the registration under the Securities Act of his/her/its Profits Units for public sale and that, unless such Profits Units are registered or an exemption from registration is available, such Profits Units may be required to be held indefinitely.

(e)Such Profits Member acknowledges and agrees that no representations or warranties have been made to such Profits Member by the Company, any Series, or any of its or their Manager, Officers, employees, agents, sub-agents, Affiliates, or Subsidiaries, or any other Member or Series Member, in each case, other than any representations of the Company or its Series contained herein or in his/her/its respective Subscription Agreement or Offering Document, and in purchasing its Profits Units such Profits Member is not relying upon any representations other than those contained herein or therein. Such Profits Member further acknowledges that the Company, its Series, and the Manager has not made any representations to such Profits Member regarding the Company’s or such Series’ business prospects or the Company’s or such Series’ ability to generate revenues in the future.

(f)Such Profits Member understands and acknowledges that his/her/its purchase of the Profits Units is a speculative investment that involves a high degree of risk and the potential loss of his/her/its entire investment, and, in particular, acknowledges that the Company and its Series is and will be engaged in a highly competitive business.

(g)Such Profits Member’s overall commitment to investments that are not readily marketable is not disproportionate to such Profits Member’s net worth, and an investment in the Profits Units will not cause such overall commitment to become excessive.

(h)Such Profits Member is not subscribing for the Profits Units as a result of, or pursuant to, any advertisement, article, notice, or other generalized communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or meeting, or any other “general solicitation” as defined and promulgated under the Securities Act and any other applicable federal and state laws and regulations, other than if and to the extent such advertisement(s) are permissible under Regulation A of Section 3(b) of the Securities Act.

(i)Such Profits Member has taken no action that would give rise to any claim by any Person for brokerage commissions, finders’ fees, or the like relating to this Agreement or the Profits Units or the transactions contemplated hereby.

(j)Such Profits Member has discussed with, and relied upon the advice of, such Profits Member’s counsel with regard to the meaning and legal consequences of such Profits Member’s representations and warranties in this Agreement and the considerations involved in making an investment in the Company, and such Profits Member understands that the Company is relying on the information set forth herein and therein.

Section 11.2Organization and Binding Agreement. Such Profits Member (a) if an entity, is duly formed, validly existing, and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into, deliver, and perform this Agreement, and (b) if an individual, has all legal capacity and authority to enter into, deliver, and perform this Agreement. This Agreement has been duly authorized by all necessary action and does not contravene any provision of the Profits Member’s certificate of formation, partnership agreement, operating agreement, or similar organizational or governance documents, if applicable, or any law, regulation, rule, decree, order, judgment, or contractual restriction binding on such Profits Member or any of its assets. All consents, approvals, authorizations, permits of, filings with, and notifications to, any Person necessary for the due execution, delivery, and performance of this Agreement by such Profits Member have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Person is required in connection with the execution, delivery, or performance of this Agreement by such Profits Member. This Agreement constitutes a legal, valid, and binding obligation of such Profits Member enforceable against such Profits Member in accordance with its terms.

Section 11.3Tax Position. Unless otherwise required by applicable law, no Profits Member will take a position on such Profits Member’s income tax return, in any claim for refund, or in any administrative or legal Proceedings that is inconsistent with this Agreement or with any return filed by the Company or its Series. If any Profits Member believes that such a position is required by applicable law, such Profits Member will promptly notify the Manager in writing, citing such applicable law or any interpretation thereof.

Section 11.4Information. Such Profits Member has received all documents, books, and records pertaining to an investment in the Company or applicable Series requested by such Profits Member. Such Profits Member has had a reasonable opportunity to ask questions of and receive answers concerning the Company and its Series, and all such questions have been answered to such Profits Member’s satisfaction, and such Profits Member acknowledges that other Members or Series Members may have received additional and/or different disclosure materials relating to the Company or its Series and there is no guarantee that all Members and Series Members have received the same information.

Section 11.5Licenses and Permits. Such Profits Member will use commercially reasonable efforts to cooperate in providing such information, in signing such documents, and in taking any other action as may reasonably be requested by the Manager in connection with obtaining any foreign, federal, state, or local license or permit needed to operate its business or the business of any Series.

ARTICLE XII

DISSOLUTION, TERMINATION, AND LIQUIDATION

Section 12.1Dissolution and Termination.

(a)The Company shall not be dissolved by the admission of new Members or Series Members or the withdrawal of a transferring Member or Series Member following a Transfer. The Company shall dissolve, and its affairs shall be wound up, only upon:

(i)an election to dissolve the Company by the Manager;

(ii)the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

(iii)at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Act; or

(iv)a vote by the Member(s) to dissolve the Company following the for-cause removal of the Manager in accordance with Section 6.3.

(b)A Series shall not be terminated by the admission of new Profits Members or Voting Members or the withdrawal of a transferring Profits Member or Voting Member following a Transfer associated with any Series. Unless otherwise provided in the applicable Series Designation or Series Agreement, a Series shall terminate, and its affairs shall be wound up, upon:

(i)the dissolution of the Company pursuant to Section 12.1(a).

(ii)an event set forth as an event of termination of such Series in the applicable Series Designation or Series Agreement;

(iii)an election to terminate the Series by the Manager;

(iv)at any time that there are no Members of such Series, unless the business of such Series is continued in accordance with the Act; or

(v)a vote by the Voting Member(s) to dissolve the Series following the for-cause removal of the Manager in accordance with Section 6.3.

(c)The dissolution of the Company or any Series pursuant to Section 18-801(a)(3) of the Act is strictly prohibited and will be void ab initio.

Section 12.2Liquidator. Upon dissolution of the Company or termination of any Series, the Manager shall select one or more Persons to act as Liquidator, which Liquidator may be the Manager. In the case of a dissolution of the Company, (i) the Liquidator is entitled to receive compensation for its services; (ii) the Liquidator (if other than the Manager) agrees not to resign at any time without ten (10) business says’ prior notice and may be removed at any time by the Manager; (iii) upon dissolution, death, incapacity, removal, or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers, and duties of the original Liquidator) shall within fifteen (15) business days be appointed by the Manager. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the Parties, all of the powers conferred upon the Manager under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of a Series, other than in connection with a dissolution of the Company, the Manager shall act as Liquidator.

Section 12.3Liquidation of a Series. In connection with the liquidation of a Series, whether as a result of the dissolution of the Company or the termination of such Series, the Liquidator shall proceed to dispose of the Assets of such Series, discharge its Liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18‐215 and 18‐804 of the Act, the terms of any Series Designation or Series Agreement, and the following:

(a)Subject to Section 12.3(c), the Assets may be disposed of by public or private sale, including, without limitation, purchase by the Liquidator or Manager, on such terms as the Liquidator may determine. The Liquidator may defer liquidation for a reasonable time if it determines that an immediate sale or distribution of all or some of the Assets would be impractical or would cause undue loss to the Series Members associated with such Series.

(b)Liabilities of each Series include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.2) and amounts to Series Members associated with such Series otherwise than in respect of their distribution rights under Section 7.3. With respect to any liability that is contingent, conditional, or unmatured, or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it deems appropriate or establish a reserve of Distributable Cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other Liabilities or distributed as additional liquidation proceeds.

(c)Subject to the terms of any Series Designation or Series Agreement (including, without limitation, the preferential rights, if any, of holders of any other Unit Class of the applicable Series), all property and all Distributable Cash in excess of that required to discharge Liabilities as provided in

Section 12.3(b) shall be distributed to the holders of the Units of the Series and to the Manager as provided in Section 7.3(a).

Section 12.4Cancellation of Certificate of Formation. In the case of a dissolution of the Company, upon the completion of the distribution of all Distributable Cash and property in connection with the termination of all Series (other than the reservation of amounts for payments in respect of the satisfaction of Liabilities of the Company or any Series), the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company and its Series will be taken by the Liquidator or the Manager, as applicable.

Section 12.5Return of Contributions. None of any Member, Series Member, the Manager, the Liquidator, or any Officer of the Company or associated with any Series or any of their respective Affiliates, officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents, or independent contractors will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company or any Series to enable it to effectuate, the return of the Capital Contributions of any Series Members with respect to a Series, or any portion thereof, it being expressly understood that any such return shall be made solely from Assets associated with the applicable Series, if any, after payment or reservation for Liabilities or other amounts described in this Agreement.

Section 12.6Waiver of Partition. To the maximum extent permitted by law, each Member and Series Member hereby waives any right to partition of the Company or Assets of a Series.

ARTICLE XIII

AMENDMENT OF AGREEMENT OR SERIES AGREEMENT

Section 13.1Amendments to be Adopted Solely by the Manager. Except as provided in Section 13.2, the Manager may amend any of the terms of this Agreement, any Series Designation, or any Series Agreement as it determines in its sole discretion and without the consent of any of the Members or Series Members. Without limiting the foregoing, the Manager, without the approval of any Member or Series Member, may execute, swear to, acknowledge, deliver, file, and record whatever documents may be required in connection with the foregoing, to reflect:

(a)a change in the name of the Company or a Series, the location of the principal place of business of the Company or a Series, the registered agent of the Company, or the registered office of the Company;

(b)the admission, substitution, withdrawal, or removal of Member(s) or Series Members in accordance with this Agreement, any Series Designation, or any Series Agreement;

(c)a change that the Manager determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that each Series will continue to be taxed pursuant to the terms of this Agreement as determined by Manager;

(d)a change that, in the sole discretion of the Manager, (i) does not uniquely adversely affect the Profits Members (including adversely affecting the holders of any Unit Class of a Series as compared to other Unit Classes of such Series) in any material respect, (ii) is necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute

(including the Act), (iii) is necessary, desirable, or appropriate to facilitate the Transfer of Units (including, without limitation, the division of any Unit Class into different or same Unit Classes to facilitate uniformity of tax consequences within such Unit Classes) or comply with any rule, regulation, guideline, or requirement of any National Securities Exchange on which Units are or will be listed for trading, the Platform, or any other Permitted Transfer authorized by the Manager, compliance with any of which the Manager deems to be in the best interests of the Company, its Series, or the Member(s) or Series Members, (iv) is necessary or appropriate in connection with action taken pursuant to Section 4.7, or (v) is required to effect the intent expressed in any Offering Document or Subscription Agreement or the intent of the provisions of this Agreement or any Series Designation or Series Agreement or is otherwise contemplated by this Agreement or any Series Designation or Series Agreement;

(e)a change in the Fiscal Year or taxable year of the Company or any Series and any other similar changes that the Manager determines to be necessary or appropriate;

(f)an amendment that the Manager determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, any Officers, or any trustees or agents of the Company from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act, or “plan asset” regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)an amendment that the Manager determines to be necessary or appropriate in connection with the establishment or creation of additional Series pursuant to Section 3.1 or the authorization, establishment, creation, or issuance of any Unit Class pursuant to Section 4.3 and the admission of new Members or Series Members;

(h)any other amendment permitted in this Agreement to be made by the Manager; and

(i)any other amendments substantially similar to the foregoing.

Section 13.2Certain Amendment Requirements.

(a)Notwithstanding the provisions of Section 13.1, no provision of this Agreement that establishes a percentage of Outstanding Units or Unit Class required to take any action, including Section 4.7, shall be amended, altered, changed, repealed, or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of at least such percentage of Outstanding Units entitled to vote thereon.

(b)Notwithstanding the provisions of Section 13.1, no amendment to this Agreement may (i) enlarge the obligations of any Member or Series Member without his/her/its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.1(c) or (ii) change Section 12.1(a), the term of the Company, or except as set forth in Section 12.1(a), give any Person the right to dissolve the Company, unless such amendment is approved by Majority Approval.

(c)Subject to Section 4.3(a), and without limitation of the Manager’s authority to adopt amendments to this Agreement without the approval of any Member(s) or Series Members as generally contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any Unit Class or Series Members of a Series in relation to other Unit Classes or Series Members of a Series must be approved by Majority Approval of such Series.

Section 13.3Amendment Approval Process. Amendments to this Agreement or any Series Designation or Series Agreement may be proposed only by or with the consent of the Manager. The Company will deliver to each Member or Series Member, as applicable, prompt notice of the adoption of every amendment made to this Agreement or any Series Designation or Series Agreement pursuant to this Article XIII to the extent appropriate and practicable.

ARTICLE XIV

GENERAL PROVISIONS

Section 14.1Addresses and Notices.

(a)Any notice to be served in connection with this Agreement or any Series Agreement shall be served in writing (which, for the avoidance of doubt, may include email), and any notice or other correspondence under or in connection with this Agreement or any Series Agreement shall be delivered to the relevant party at the address given in this Agreement or any Series Agreement (or a Joinder) or to such other address as may be notified in writing for the purposes of this Agreement or Series Agreement to the party serving the document and that appears in the books and records of the Company or relevant Series. The Company intends to make transmissions by electronic means to ensure prompt receipt and may also publish notices or reports on a secure electronic application to which all Members and applicable Series Members have access, which may include the Platform, and any such publication shall constitute a valid method of serving notices under this Agreement and any Series Agreement.

(b)Any notice or correspondence shall be deemed to have been served as follows:

(i)in the case of hand delivery, on the date of delivery if delivered before 5:00 p.m. on a business day and otherwise at 9:00 a.m. on the first business day following delivery;

(ii)in the case of service by U.S. registered mail, on the third business day after the day on which it was posted;

(iii)in the case of email (subject to oral or electronic confirmation of receipt of the email in its entirety), on the date of transmission if transmitted before 5:00 p.m. on a business day and otherwise at 9:00 a.m. on the first business day following transmission; and

(iv)in the case of notices published on an electronic application, on the date of publication if published before 5:00 p.m. on a business day and otherwise at 9:00 a.m. on the first business day following publication.

(c)In proving service (other than service by email), it shall be sufficient to prove that the notice or correspondence was properly addressed and left at or posted by registered mail to the place to which it was so addressed.

(d)Any notice to the Company (including any Series) shall be deemed given if received by the Manager at the principal office of the Company. The Manager and the Officers may rely and shall be protected in relying on any notice or other document from a Profits Member or other Person if believed by it to be genuine.

Section 14.2Successors; Assigns; Entire Agreement. This Agreement is binding upon and inures to the benefit of the Parties. Any and all of the rights of a Member or Series Member under this Agreement or a Series Agreement may be assigned or otherwise conveyed by any Member only as expressly provided by the terms and conditions of this Agreement and any applicable Series Agreement. This Agreement may be executed in counterparts (including by electronic transmission or electronic signature or Joinder), all of which together constitute one (1) agreement. This Agreement, including the Exhibits attached hereto and any Series Designations and Series Agreements, contains the entire agreement among the Parties as to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreement or understanding among the Parties with respect to the subject matter hereof. The waiver of any of the provisions, terms, or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms, or conditions hereof. If any one (1) or more of the provisions of this Agreement are for any reason held to be excessively broad as to time, duration, geographical scope, activity, or subject, each such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable law then in effect.

Section 14.3Further Action. From time to time after the Effective Date, upon the request of the Manager, each Member and Series Member shall perform, or cause to be performed, all such additional acts, and shall execute and deliver, or cause to be executed and delivered, all such additional instruments and documents, as may be required to effectuate the purposes of this Agreement.

Section 14.4Headings. The headings used in this Agreement are used for convenience only and do not constitute substantive matters to be considered in construing this Agreement.

Section 14.5No Third-Party Rights. Except for Section 6.5 and Section 9.8, the provisions of this Agreement are for the benefit of the Company, its Series, the Manager, the Members, and the Series Members and no other Person, including creditors of the Company or any Series, has any right or claim against the Company or its Series, the Manager, any Member, or Series Member by reason of this Agreement or any Series Agreement or any provision hereof nor is such Person entitled to enforce any provision of this Agreement or any Series Agreement.

Section 14.6Right to Convert. If the Manager elects to undertake a Conversion (as defined below) with respect to the Company or any of its Series, then the Member(s) and Series Members, as applicable, shall use commercially reasonable efforts to cooperate with the Company, its Series, and the Manager to effectuate such Conversion, which may require the conversion of their Units into or exchange of their Units for limited partnerships interests, membership interests, or shares of common stock or other securities in the Company or the Successor in accordance with this Section 14.6. As used herein, “Conversion” means the conversion of the Company or its Series from a limited liability company to, or exchanging Company or Series securities for securities of, a partnership, limited liability company, or corporation organized under the laws of the State of Delaware or any other state (the “Successor”), whether by merger, a tax-free contribution under Section 351 of the Code, or by such other form of transaction as may be available under applicable law. Upon the Manager’s decision to effectuate a Conversion, the Member(s) and applicable Series Members shall, at the sole expense of the Company, as soon as practicable thereafter execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all instruments and documents that may be reasonably requested by the Manager to best effectuate the Conversion while continuing in full force and effect, to the extent consistent with such conversion, the terms, provisions, and conditions of this Agreement, including all rights, protections, and benefits afforded to Parties to this Agreement, and including, without limitation, those provisions (i) granting the Manager exclusive authority to manage the operations and affairs of the Company and its Series, (ii) restricting the Transfer of Units, (iii) granting rights to repurchase or sell Units or rights to participate in certain transactions, and (iv) relating to confidentiality, indemnification, and limitation of the Company’s activities. It is the intent of the Member(s) and Series Members that any Conversion, however accomplished, is part of the Members’ and Series Members’ investment decision with respect to the Units.

Section 14.7Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement, or condition.

Section 14.8Applicable Law, Dispute Resolution, and Jurisdiction.

(a)Governing Law. This Agreement and its Series Agreements and the rights of the parties shall be governed by and construed in accordance with the laws of the State of Delaware. Non-contractual obligations (if any) arising out of or in connection with this Agreement (including its formation) shall also be governed by the laws of the State of Delaware. The rights and liabilities of the Member(s) and Series Members and as between them shall be determined pursuant to the Act and this Agreement and any applicable Series Agreement. To the extent the rights or obligations of any Member or Series Member are different by reason of any provision of this Agreement than they would otherwise be under the Act in the absence of any such provision, or even if this Agreement is inconsistent with the Act, this Agreement shall control, except to the extent the Act prohibits any particular provision of the Act to be waived or modified, in which event any contrary provisions hereof shall be valid to the extent permitted under the Act.

(b)Alternative Dispute Resolution. Because the nature of the Company and its Series is to generate profits to share with its Series Members, it is imperative that a Series Member’s dispute with the Company, the Manager, and/or other Series Members is not allowed to diminish the profits available to other Series Members or resources necessary to operate the Company or its Series. Litigation could require diversion of Company or Series profits to pay attorneys’ fees or could tie up Company or Series funds necessary for operation of the Company or the affected Series or its Assets, impacting the profitability of the investment for all such Series Members. One way to mitigate such expense is to have a dispute resolution procedure (the “Procedure”) in place, to which each of the Series Members have specifically agreed in advance of ownership in the Company or in a Series. The Procedure described below requires an aggrieved party to take a series of steps designed to amicably resolve a dispute on terms that will preserve the interests of the Company or Series, and the other non-disputing Series Members, before invoking a costly remedy. In the event of a dispute, claim, question, or disagreement among Series Members or among the Manager and/or one or more Series Members, or any other parties hereto or to a Series Agreement, arising from or relating to this Agreement, any Series Agreement, the breach thereof, or any associated transaction, or to interpret or enforce any rights or duties under the Act (each of the foregoing, a “Dispute”), except allegations of violations of federal or state securities laws, the Manager, Member, and Series Members hereby agree to resolve such Dispute by strictly adhering to the Procedure provided herein below.

(c)Negotiation. Written notice of a Dispute must be sent to the Manager or Series Member by the aggrieved party as described in the notice requirements herein. The parties thereto shall use their best efforts to settle any Dispute through negotiation before resorting to any other means of resolution. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to all parties thereto. If, within a period of sixty (60) days after written notice of such Dispute has been served by a party on the other, the parties have not reached a negotiated solution, then upon further notice by either party, the Dispute shall be submitted to arbitration. The onus is on the complaining party to initiate each next step in this Procedure as provided below.

(d)Arbitration. Any Dispute that remains unresolved after good faith negotiation shall be settled by binding arbitration in Los Angeles, California, in accordance with the Independent Film & Television Alliance Rules for International Arbitration then in effect, or any successor thereto. Judgment on the award rendered by the arbitrator(s) shall be final and may be entered in any court having jurisdiction thereof.

(e)Jurisdiction. Notwithstanding the foregoing, upon unanimous consent of all parties to a Dispute, or as may be required to effect enforcement of this Agreement by the Manager, including, without limitation, pursuant to Section 9.6, the disputing party may initiate a small claims action or other litigation in lieu of mandatory mediation and arbitration in a court of competent jurisdiction as provided herein. Any such suit, action, or proceeding shall be brought in Los Angeles, California or in the Chancery Court in the State of Delaware, and each Series Member hereby consents to the jurisdiction of the courts located in Los Angeles, California or the Chancery Court in the State of Delaware (and of the appropriate appellate courts therefrom) in any suit, action, or proceeding, and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding that is brought in any such court has been brought in an inconvenient forum. Each Series Member hereby waives the right to commence an action, suit, or proceeding seeking to enforce any provisions of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby or thereby in any court outside of the courts located in Los Angeles, California or in the Chancery Court in the State of Delaware. Process in any suit, action, or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any court. Without limiting the foregoing, each party agrees that service of process on such party by written notice pursuant to Section 14.1 will be deemed effective service of process on such party. EVERY PARTY TO THIS AGREEMENT AND ANY OTHER PERSON WHO BECOMES A MEMBER OR SERIES MEMBER OR HAS RIGHTS AS AN ASSIGNEE OF ANY PORTION OF ANY UNITS HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AS TO ANY MATTER UNDER THIS AGREEMENT OR ANY SERIES AGREEMENT OR IN ANY OTHER WAY RELATING TO THE COMPANY OR ITS SERIES OR THE RELATIONS UNDER THIS AGREEMENT OR OTHERWISE AS TO THE COMPANY OR ITS SERIES AS BETWEEN OR AMONG ANY SAID PERSONS.

Section 14.9Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 14.10Attorneys’ Fees. If the Company, the Manager, or a Series brings or defends an action against another Party to enforce its rights under this Agreement, the Company, the Manager, or such Series shall be entitled to recover its reasonable fees, costs, and expenses, including reasonable attorneys’ fees and costs, incurred in connection with such action and any appeal thereof, provided a judgment, order, or decree is rendered or entered in favor of Company, the Manager, or such Series in such action or Proceeding.

Section 14.11Consent of Members. Each Member and Series Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members or Series Members, such action may be so taken upon the concurrence of less than all of the Members or Series Members, as applicable, and each Member and Series Member, as applicable, shall be bound by the results of such action.

Section 14.12Certain Acknowledgments. Upon execution and delivery of a counterpart to this Agreement or a Series Agreement or a Joinder, each Member and Series Member is deemed to acknowledge to the other Parties as follows: (a) the determination of such Member or Series Member to acquire Units in connection with this Agreement or any Series Agreement or Subscription Agreement has been made by such Member or Series Member independent of any other Member or Series Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects, or condition (financial or otherwise) of the Company or its Series that may have been made or given by any other Member or Series Member, by the Manager, or by any agent or employee of any other Member or Series Member; (b) no other Member or Series Member has acted as an agent of such Member or Series

Member in connection with making his/her/its investment hereunder and no other Member or Series Member will be acting as an agent of such Member or Series Member in connection with monitoring his/her/its investment hereunder; (c) this Agreement is the result of negotiations among, and has been reviewed by, the Member(s) and Series Members and will be deemed to be the product of the Member(s) and Series Members, and no ambiguity shall be construed in favor of or against any Party, and this Agreement shall be interpreted fairly, in accordance with the plain meaning of its terms; and (e) all references in this Agreement to any law shall be to such law as amended, supplemented, modified, and replaced from time to time.

Section 14.13Spousal Consent. Each Member or Series Member who resides in a community property state and who has a spouse on the Effective Date of this Agreement shall cause such Member’s or Series Member’s spouse to execute and deliver to the Company a spousal consent in the form of Exhibit B, attached hereto and incorporated herein (a “Spousal Consent”), pursuant to which the Member’s spouse acknowledges that he or she has read and understood this Agreement and any applicable Series Agreement and agrees to be bound by its terms and conditions. If any Member or Series Member marries or engages in a marital relationship or any Person becomes a Member or Series Member following the Effective Date of this Agreement, such Member or Series Member shall cause his or her spouse to execute and deliver to the Company a Spousal Consent as a condition precedent to such Member or Series Member becoming or maintaining his or her rights as a Member or Series Member owning Units of the Company.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the Effective Date.

COMPANY:

OneDoor Studios Entertainment Properties LLC

a Delaware limited liability company

By:	One Door Studios LLC
A Utah limited liability company
its Manager

	By:	/s/ Jason Brents
	Name:	Jason Brents

	Title:	Manager

Address: 4320 Modoc Road, Suite F

Santa Barbara, CA 93110

[Company Signature Page to Limited Liability Company Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the Effective Date.

MANAGER:

One Door Studios LLC

a Utah limited liability company

By:	/s/ Jason Brents
Name:	Jason Brents

Title:	Manager

Address: 4320 Modoc Road, Suite F

Santa Barbara, CA 93110

[Manager Signature Page to Limited Liability Company Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the Effective Date.

MEMBER:

One Door Studios LLC

a Utah limited liability company

By:	/s/ Jason Brents
Name:	Jason Brents

Title:	Manager

Address: 4320 Modoc Road, Suite F

Santa Barbara, CA 93110

[Member Signature Page to Limited Liability Company Agreement]

Exhibit A

Form of Joinder Agreement

This Joinder, dated as of [______________], is delivered in connection with the receipt of [INSERT NUMBER OF UNITS] [TYPE OF UNITS] Units of [OneDoor Studios Entertainment Properties LLC, a Delaware limited liability company] [OR INSERT NAME OF SERIES] (the “Company” [“Series”]). By execution of this Joinder, upon acknowledgement of same by the Manager, and payment of any applicable subscription price, the undersigned hereby becomes a “Party” to that certain Limited Liability Company Agreement of the Company, dated as of March 18, 2022 (as amended, modified, and/or restated from time to time, the “Agreement”) [AND THAT CERTAIN SERIES AGREEMENT OF THE SERIES DATED AS OF [   ] (THE “SERIES AGREEMENT”)] and has the rights of and shall observe all the obligations applicable to a “[TYPE OF MEMBER] Member” under the Agreement [AND THE SERIES AGREEMENT], in each case, in the same manner as if the undersigned were an original signatory to the Agreement [AND THE SERIES AGREEMENT].

a/an

By:
Date
Name:

Title (if applicable):

Address:

SEEN, ACKNOWLEDGED, AND AGREED TO BY:

COMPANY

OneDoor Studios Entertainment Properties LLC

a Delaware limited liability company

By:	One Door Studios LLC
a Utah limited liability company
its Manager

	By:		Date:
Name:

	Title:	Manager

[Form of Joinder Agreement]

Exhibit B

Form of Spousal Consent

Each undersigned spouse of a Member or Series Member, as applicable, has read and hereby agrees to perform and be bound by the terms and conditions of the Limited Liability Company Agreement dated March 18, 2022 (the “Company Agreement”) of OneDoor Studios Entertainment Properties LLC, a Delaware limited liability company (the “Company”) [AND THAT CERTAIN SERIES AGREEMENT DATED [  ] (THE “SERIES AGREEMENT”) OF [NAME OF SERIES] (THE “SERIES”)]. In consideration of the Manager’s having granted a Member or Series Member the right to acquire Units in accordance with the Company Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Company Agreement [AND SERIES AGREEMENT].

By signing below, you hereby agree that you and any interest, including any community property interest, that you may have in any Units subject to the Company Agreement shall be irrevocably bound by the Company Agreement [AND SERIES AGREEMENT], including any restrictions on the transfer or other disposition of any Units, valuation methods, or agreed values for the Units or other obligations as set forth in the Company Agreement [OR SERIES AGREEMENT]. You hereby irrevocably appoint your spouse as your attorney-in-fact with respect to the exercise of any rights and obligations under the Company Agreement [OR SERIES AGREEMENT].

SPOUSE:

By:
Date
Spouse Name:

Member/Series Member Name:

[Form of Spousal Consent for Community Property State Members]